Exhibit 10.1

WELLS FARGO BANK, NATIONAL ASSOCIATION 1100 Abernathy Rd. Ste. 1600 Atlanta, Georgia 30328 WELLS FARGO SECURITIES, LLC Duke Energy Center 550 South Tryon Street, 6th Floor Charlotte, NC 28202

CONFIDENTIAL

August 30, 2015

Quanex Building Products Corporation

1800 West Loop South, Suite 1500

Houston, Texas 77027

Attention: Brent Korb, Chief Financial Officer

Re:	Project Cumulus Commitment Letter
$100 Million Senior Secured ABL Facility
$310 Million Senior Secured Term Loan Facility

Ladies and Gentlemen:

You have advised Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, the “Commitment Parties” or “we” or “us”) that Quanex Building Products Corporation, a Delaware corporation (the “Company” or “you”), seeks financing to (a) fund the purchase price for the proposed acquisition (the “Acquisition”) of all the equity interests of WII Holding, Inc., a Delaware corporation, and its subsidiaries (collectively, the “Acquired Company”), through a merger with a wholly owned domestic subsidiary of the Company (the “Merger Sub”), from the existing equity holders of the Acquired Company (collectively, the “Sellers”) pursuant to the Acquisition Agreement (as defined on Annex C hereto), (b) refinance certain existing indebtedness of the Company and its subsidiaries (the “Refinancing”), (c) pay fees, commissions and expenses in connection with the Transactions (as defined below) and (d) finance ongoing working capital requirements and other general corporate purposes, all as more fully described in (i) the Summary of Terms and Conditions attached hereto as Annex A (the “ABL Term Sheet”) and (ii) the Summary of Terms and Conditions attached hereto as Annex B (the “Term Loan Term Sheet” and, together with the ABL Term Sheet, the “Term Sheets”). This Commitment Letter (as defined below) describes the general terms and conditions for senior secured credit facilities of $410 million to be provided to the Company consisting of (1) an asset-based revolving credit facility of $100 million (the “ABL Facility”) and (2) a term loan facility of $310 million (the “Term Loan Facility” and, collectively with the ABL Facility, the “Senior Credit Facilities”).

As used herein, the term “Transactions” means, collectively, the Acquisition, the Refinancing, the negotiation, execution and delivery of the Financing Documents, the initial borrowings and other extensions of credit under the Senior Credit Facilities on the Closing Date (including the satisfaction of the conditions precedent thereto) and the payment of fees, commissions and expenses in connection with each of the foregoing. This letter, including the Term Sheets and the Conditions Annex attached hereto as Annex C (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. The date on which the Senior Credit Facilities are closed is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Company and its subsidiaries” will include the Acquired Company and its subsidiaries after giving effect to the Acquisition.

1. Commitment. Upon the terms and subject to the conditions set forth in this Commitment Letter and in the Fee Letters (as defined below), Wells Fargo Bank is pleased to advise you of its commitment to provide to the Company 100% of the principal amount of the Senior Credit Facilities (the “Commitment”).

2. Titles and Roles. It is agreed that (a) Wells Fargo Bank will act as the left bookrunner and left lead arranger (in such capacities, the “ABL Lead Arranger”) in arranging and syndicating the ABL Facility, (b) Wells Fargo Securities will act as the left bookrunner and left lead arranger (in such capacities, the “Term Loan Lead Arranger” and, together with the ABL Lead Arranger, the “Lead Arrangers”) in arranging and syndicating the Term Loan Facility, (c) Wells Fargo Bank will act as the sole administrative agent (in such capacity, the “ABL Administrative Agent”) for the ABL Facility and (d) Wells Fargo Bank will act as the sole administrative agent (in such capacity, the “Term Loan Administrative Agent” and, together with the ABL Administrative Agent, the “Administrative Agents”) for the Term Loan Facility. No additional agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letters) unless you and we shall agree in writing. Notwithstanding the foregoing, on or prior to the date which is 10 business days after the date of this Commitment Letter, you will have the right to appoint one additional financial institution reasonably acceptable to the Lead Arrangers as joint lead arranger and joint bookrunner (any such joint lead arranger or joint bookrunner, an “Additional Commitment Party”) in respect of one or both of the Senior Credit Facilities, with commitments and economics to be agreed between the Lead Arrangers and you; provided that (i) the economics shall be not greater than the commitments assumed, (ii) with respect to the ABL Facility, (A) the economics allocated to such Additional Commitment Party in respect of its Commitments under the ABL Facility shall not exceed the result of 0.78% multiplied by the amount of its Commitment in respect of the ABL Facility and (B) no more than 40% of the Commitment in respect of the ABL Facility may be allocated to such Additional Commitment Party; and (iii) the Commitment Parties on the date hereof shall have not less than 75% of the total economics for the Term Loan Facility set forth in the Lead Arranger Fee Letter (as defined below) on the Closing Date (it being further agreed that (A) to the extent you appoint an Additional Commitment Party or confer other titles in respect of the Term Loan Facility, the economics allocated to, and the amount of the Commitment of, the Commitment Parties in respect of the Term Loan Facility will be reduced ratably by the economics allocated to and the amount of the commitments of each such Additional Commitment Party, (B) to the extent you appoint an Additional Commitment Party or confer other titles in respect of the ABL Facility, the economics allocated to, and the amount of the Commitment of, the Commitment Parties in respect of the ABL Facility will be reduced by the economics allocated to and the amount of the commitments of each such Additional Commitment Party, (C) each of the parties hereto shall, upon request of you or the Lead Arrangers, execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such Additional Commitment Party, (D) Wells Fargo Bank will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the ABL Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the ABL Facility, (E) Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Term Loan Facility and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Term Loan Facility and (F) no such Additional Commitment Party will have rights in respect of the management of the syndication of the Senior Credit Facilities (including, without limitation, in respect of “market flex” rights under the Lead Arranger Fee Letter (as defined below), over which the Term Loan Lead Arranger will have sole control)).

2

3. Conditions to Commitment. The Commitment and undertakings of the Commitment Parties hereunder are subject solely to the satisfaction of the conditions precedent set forth in the Conditions Annex and, in the case of the ABL Facility, the additional conditions precedent set forth under the heading “Conditions to All Extensions of Credit” in the ABL Term Sheet.

Notwithstanding anything in this Commitment Letter, the Fee Letters, the Financing Documentation (as defined in the Conditions Annex) or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations the accuracy of which shall be a condition to the availability of the Senior Credit Facilities on the Closing Date shall be (i) such of the representations made by the Acquired Company, the Sellers or their respective subsidiaries or affiliates or with respect to the Acquired Company, its subsidiaries or its business in the Acquisition Agreement as are material to the interests of the banks, financial institutions and other entities, which have provided a commitment to any of the Senior Credit Facilities (such banks, financial institutions and other entities, including Wells Fargo Bank, the “Lenders”), but only to the extent that you or the Merger Sub have the right to terminate in their entirety your and its obligations under the Acquisition Agreement or otherwise decline to consummate the Acquisition as a result of a breach or inaccuracy of any such representations (in each case, determined without regard to any notice requirement) (the “Specified Acquisition Agreement Representations”) and (ii) the Specified Representations (as defined below) and (b) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Senior Credit Facilities on the Closing Date if the conditions set forth in or referred to in this Commitment Letter are satisfied (it being understood that, to the extent any security interest in any Collateral (as defined in the Term Sheets) (other than security interests that may be perfected by (x) the filing of a financing statement under the Uniform Commercial Code, (y) the delivery of certificates, if any, evidencing any of the equity securities of the Borrower and its domestic subsidiaries required to be pledged pursuant to the Term Sheets, other than such certificates as are pledged to and in the possession of secured parties holding indebtedness that is being fully repaid (and who are releasing and cancelling such pledges) on the Closing Date as contemplated in paragraph 5 of the Conditions Annex, and (z) the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable) is not or cannot be perfected on the Closing Date after your use of commercially reasonable efforts to do so, then the perfection of such security interests shall not constitute a condition precedent to the availability of the Senior Credit Facilities on the Closing Date, but instead shall be required to be perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agents and the Company acting reasonably (but not to exceed 45 days (or, in the case of insurance endorsements, 15 business days) after the Closing Date, unless extended by the Administrative Agents)). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Financing Documentation relating to corporate existence of the Credit Parties (as defined in the Term Sheets); power and authority, due authorization, execution and delivery and enforceability, in each case, relating to the Credit Parties entering into and performance of the Financing Documentation; no conflicts with or consents under the Credit Parties’ organizational documents or applicable law (as it relates to the entering into and performance of the Financing Documentation); solvency as of the Closing Date (after giving effect to the Transactions) of the Company and its subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act; the Patriot Act, OFAC, FCPA and other anti-corruption laws and anti-terrorism laws; and creation, validity and, subject to the parenthetical in clause (b) of the immediately preceding sentence, perfection of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”.

3

4. Syndication.

(a) The Lead Arrangers intend and reserve the right, both prior to and after the Closing Date, to secure commitments for the Term Loan Facility from certain Lenders, which shall be reasonably acceptable to you, upon the terms and subject to the conditions set forth in this Commitment Letter. Until the earlier of (1) the date that a Successful Syndication (as defined in the Lead Arranger Fee Letter) is achieved and (2) the date that is 60 days following the Closing Date (the “Syndication Date”), you agree to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company to, assist us actively in achieving a syndication of the Senior Credit Facilities that is satisfactory to us and you. To assist us in our syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company and its representatives and advisors to, (i) provide promptly to the Commitment Parties upon request all information reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each prospective Lender in their evaluation of the Transactions and to complete the syndication, (ii) make your senior management and (to the extent reasonable and practical) appropriate members of management of the Acquired Company available to prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arrangers, one or more meetings and/or calls with prospective Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials in form and substance reasonably satisfactory to the Lead Arrangers to be used in connection with the syndication, (v) use commercially reasonable efforts to ensure that the syndication efforts of the Lead Arrangers benefit materially from the existing lending relationships of the Company and the Acquired Company, (vi) use commercially reasonable efforts to obtain, at the Company’s expense, (A) a current public corporate rating from Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”), (B) a current public corporate family rating from Moody’s Investors Service, Inc. (“Moody’s”) and (C) a current public rating with respect to the Term Loan Facility from each of S&P and Moody’s, in each case, at least 20 days prior to the Closing Date and to participate actively in the process of securing such ratings, including having your senior management and (to the extent reasonable and practical) appropriate members of management of the Acquired Company meet with such rating agencies and (vii) your ensuring (and using your commercially reasonable efforts to cause the Acquired Company to ensure) that prior to the later of the Closing Date and Syndication Date there will be no competing issues, offerings, placements, arrangements or syndications of debt securities or commercial bank or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than the Senior Credit Facilities) without the written consent of the Lead Arrangers.

(b) The Lead Arrangers and/or one or more of their affiliates will exclusively manage all aspects of the syndication of the Senior Credit Facilities (in consultation with you), including decisions as to the selection and number of potential Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the potential Lenders and the final allocations of the commitments and any related fees among the potential Lenders, and the Lead Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities; provided that any Lender from which commitments have been accepted shall be reasonably acceptable to you. Notwithstanding the Lead Arrangers’ right to syndicate the Senior Credit Facilities and receive commitments with respect thereto, unless otherwise agreed to by you, (i) Wells Fargo Bank shall not be relieved or released from its obligations hereunder (including its obligation to fund the Senior Credit Facilities on the Closing Date) in connection with any syndication, assignment or participation in the Senior Credit Facilities, including its Commitment, until the initial funding under the Senior Credit Facilities has occurred on the Closing Date, (ii) no assignment by Wells Fargo Bank shall become effective with respect to all or any portion of the Commitment until the initial funding of the Senior

4

Credit Facilities, (iii) unless you and we agree in writing, Wells Fargo Bank will retain exclusive control over all rights and obligations with respect to its Commitment in respect of the Senior Credit Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred and (iv) the Lead Arrangers will not syndicate to those competitors, banks, financial institutions and other institutional investors separately identified (by legal entity name) in writing by you to us prior to the date hereof. Without limiting your obligations to assist with the syndication efforts as set forth herein, it is understood that the Commitment hereunder is not conditioned upon the syndication of, or receipt of commitments in respect of, the Senior Credit Facilities and in no event shall the successful completion of the syndication of the Senior Credit Facilities constitute a condition to the availability of the Senior Credit Facilities on the Closing Date. You also agree to use your commercially reasonable efforts to, and to cause appropriate members of management of the Acquired Company to, assist the Lead Arrangers in obtaining field examinations and appraisals for the ABL Facility prior to the Closing Date.

5. Information.

(a) You represent and warrant (which, solely as they relate to matters with respect to the Acquired Company and its subsidiaries prior to the Closing Date, are made to your knowledge) that (i) all written information and written data (other than the Projections, as defined below, other forward-looking information and information of a general economic or general industry nature) concerning the Company, the Acquired Company and their respective subsidiaries and the Transactions that has been or will be made available to the Commitment Parties or the potential Lenders by you or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), when taken as a whole, (x) is, and in the case of Information made available after the date hereof, will be, complete and correct in all material respects and (y) does not, and in the case of Information made available after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading and (ii) all financial projections concerning the Company, the Acquired Company and their respective subsidiaries, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the potential Lenders by you or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made available to the Commitment Parties or the potential Lenders, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations are correct in all material respects under those circumstances. We will be entitled to use and rely upon, without responsibility to verify independently, the Information and the Projections. You acknowledge that we may share with any of our affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Commitment Parties, any information related to you, the Acquired Company, or any of your or their subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the Transactions.

(b) You acknowledge that (i) the Commitment Parties will make available, on your behalf, the Information, Projections and other marketing materials and presentations, including the confidential information memoranda (collectively, the “Informational Materials”), to the potential Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain prospective Lenders may be “public side” (i.e.,

5

lenders that have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Company, the Acquired Company or their respective subsidiaries or affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities (such prospective Lenders, “Public Lenders”). At the request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors, and to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Company to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Senior Credit Facilities to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will identify and conspicuously mark any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, you agree that the Commitment Parties may distribute the following documents to all prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders: (w) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (x) notifications of changes in the terms of the Senior Credit Facilities, (y) financial information regarding the Company, the Acquired Company and their respective subsidiaries (other than the Projections) and (z) other materials intended for prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Term Sheets and the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Informational Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination of the Informational Materials and confirming the accuracy and completeness in all material respects of the information contained therein and, in the case of Public Informational Materials, confirming the absence of MNPI therefrom.

6. Indemnification. You agree to indemnify and hold harmless the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by this Commitment Letter, the Transactions or any related transaction (including, without limitation, the execution and delivery of this Commitment Letter and the Financing Documentation and the closing of the Transactions) or (b) the use or the contemplated use of the proceeds of the Senior Credit Facilities, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a claim brought by you against an Indemnified Party for material breach in bad faith of the funding obligations of such Indemnified Party under this Commitment Letter as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any dispute solely among Indemnified Parties, other than any claims against any Commitment Party in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder or under the Senior Credit Facilities, and other than any claims arising out of any act or omission on the part of you or your subsidiaries or affiliates. In the case of an investigation, litigation or proceeding to which the indemnity

6

in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. You also agree that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to you or your affiliates or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability to you is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct. No Indemnified Party will be liable for any indirect, consequential, special or punitive damages in connection with this Commitment Letter, the Fee Letters, the Financing Documentation or any other element of the Transactions. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means, except to the extent that your damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. You shall not, without the prior written consent of each Indemnified Party affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (z) requires no action on the part of the Indemnified Party other than its consent.

7. Expenses. You agree to reimburse each of the Commitment Parties, from time to time on demand, for all reasonable out-of-pocket costs and expenses of the Commitment Parties, including, without limitation, reasonable legal fees and expenses, due diligence expenses, field exam, appraisal, audit, and consultant costs and expenses, search and filings fees and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak, Markit ClearPar and communication costs, incurred in connection with the syndication and execution of the Senior Credit Facilities and the preparation, review, negotiation, execution, delivery and enforcement of this Commitment Letter, the Fee Letters, the Financing Documentation and any security arrangements in connection therewith regardless of whether the Closing Date occurs.

8. Fees. As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in (a) the letter dated the date hereof among you and the Commitment Parties (the “Lead Arranger Fee Letter”) and (b) the letter dated the date hereof among you, Wells Fargo Bank and Wells Fargo Securities (the “Wells Fargo Fee Letter” and, together with the Lead Arranger Fee Letter, the “Fee Letters”), in each case, on the terms and subject to the conditions set forth therein.

9. Confidentiality.

(a) This Commitment Letter and the Fee Letters (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without our prior written consent, except for disclosure (i) of the Commitment Documents on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of their obligation to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions, (ii) as otherwise required by law (in which case, you agree, to the extent permitted by law, to inform us promptly in advance thereof), (iii) of the Commitment Documents on a confidential basis to the board of directors, officers and advisors of the Acquired Company in connection with their consideration of the Acquisition (provided that any

7

information relating to pricing (including in any “market flex” provisions that relate to pricing), fees and expenses has been redacted in a manner reasonably acceptable to us), (iv) this Commitment Letter, but not any Fee Letter, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and (v) disclosure of the Term Sheets to any ratings agency in connection with the Transactions. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (ii) above), you shall notify such third party of the confidential nature of the Commitment Documents and instruct such person of their obligation to maintain the confidentiality of the Commitment Documents and the contents thereof. The Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Senior Credit Facilities (including your name and company logo) in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Commitment Parties shall have the right to review and approve any public announcement or public filing made by you or your representatives relating to the Senior Credit Facilities or to any of the Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

(b) The Commitment Parties shall use all confidential information provided to them by or on behalf of you or your affiliates in the course of the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat all such information as confidential; provided that nothing herein shall prevent the Commitment Parities or their affiliates from disclosing any such information, (i) to any Lenders or participants or prospective Lenders or participants (provided that any such disclosure shall be made subject to the acknowledgment and acceptance by such Lender or participant or prospective Lender or participant that such information is being disseminated on a confidential basis (and they shall agree to be bound to substantially the same terms as are set forth in this paragraph or as are otherwise reasonably acceptable to you and the Lead Arrangers, including as agreed in any informational memoranda or other marketing materials) in accordance with the standard syndication processes of the Lead Arrangers or customary market standard for dissemination of such type of information), (ii) pursuant to the order of any court or administrative agency or in any judicial or administrative proceeding or as otherwise required by law or compulsory legal process (in which case the Commitment Parties shall use commercially reasonable efforts to promptly notify you, in advance, to the extent practicable and permitted by law), (iii) upon the request or demand of any regulatory authority having jurisdiction over such party (in which case the Commitment Parties shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent practicable and permitted by law), (iv) to their respective affiliates involved in the Transactions and their and their affiliates’ respective directors, officers, employees, accountants, attorneys, agents and other professional advisors (collectively, “Representatives”) on a need-to-know basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to the extent that such information is independently developed by the Commitment Parties, so long as the Commitment Parties have not otherwise breached their confidentiality obligations hereunder and have not developed such information based on information received from a third party that to their knowledge has breached confidentiality obligations owing to you, (vi) to the extent any such information becomes publicly available other than by reason of disclosure by us in breach of this Commitment Letter, (vii) to the extent that such information is received by such party from a third party that is not to its knowledge subject to confidentiality obligations to you or your affiliates, (viii) for purposes of establishing a “due diligence” defense, (ix) in connection with the exercise of any remedies hereunder, any action or proceeding relating to this Commitment Letter, the Fee Letters or the enforcement of rights hereunder, or (x) with your prior written consent. The provisions of this paragraph with respect to the Commitment Parties shall automatically terminate on the earlier of (x) one year following the date of this Commitment Letter and (y) the execution of the

8

Financing Documentation (in which case, the confidentiality provisions in the Financing Documentation shall supersede the provisions of this paragraph). The terms of this paragraph shall supersede all prior confidentiality or non-disclosure agreements and understandings with the Commitment Parties relating the Transactions.

(c) The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of them is required to obtain, verify and record information that identifies you and any additional Credit Parties, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other Lenders to identify you and such other parties in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders.

10. Other Services.

(a) Nothing contained herein shall limit or preclude the Commitment Parties or any of their affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of yours, the Acquired Company or any of your or their affiliates, or any other party that may have interests different than or adverse to such parties.

(b) You acknowledge that each of the Commitment Parties and their respective affiliates (the terms “Commitment Party” and “Commitment Parties” as used in this section being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Acquired Company or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c) In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Senior Credit Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party (except as otherwise agreed in writing by Wells Fargo Securities as financial advisor to you in connection with the Acquisition), (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents (except as otherwise agreed in writing by Wells Fargo Securities as financial advisor to you in connection with the Acquisition), (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) except as otherwise agreed in writing by Wells Fargo Securities, as financial

9

advisor to you in connection with the Acquisition, no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. You hereby waive and release, to the fullest extent permitted by law, any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.

11. Acceptance/Expiration of Commitments.

(a) This Commitment Letter and the Commitment of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein shall automatically terminate at 11:59 p.m. (Eastern Time) on August 30 2015 (the “Acceptance Deadline”), without further action or notice unless signed counterparts of this Commitment Letter and the Fee Letters shall have been delivered to the Commitment Parties by such time.

(b) In the event this Commitment Letter is accepted by you as provided above, the Commitment and agreements of Wells Fargo Bank and the undertakings of Wells Fargo Securities set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) consummation of the Acquisition (with or without the use of the Senior Credit Facilities), (ii) termination of the Acquisition Agreement, (iii) the “End Date” (as defined in the Acquisition Agreement and as the same may be extended in accordance with the provisions thereof) and (iv) 5:00 p.m. (Eastern Time) on November 3, 2015, if the Closing Date shall not have occurred by such time.

12. Survival. The sections of this Commitment Documents relating to Indemnification, Expenses, Confidentiality, Other Services, Survival and Governing Law shall survive any termination or expiration of this Commitment Letter, the Commitment of Wells Fargo Bank or the undertakings of Wells Fargo Securities set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections relating to Syndication and Information shall survive until the Syndication Date; provided that your obligations under this Commitment Letter (other than your obligations with respect to the sections of this Commitment Letter relating to Syndication, Information, Confidentiality, Other Services, Survival and Governing Law) shall, to the extent covered thereby, be superseded by the provisions of the Financing Documentation upon the initial funding thereunder.

13. Governing Law. THE COMMITMENT DOCUMENTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT ANY DETERMINATIONS AS TO (X) WHETHER ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS HAVE BEEN BREACHED AND WHETHER AS A RESULT OF ANY BREACH THEREOF YOU HAVE THE RIGHT TO TERMINATE YOUR OBLIGATIONS UNDER THE ACQUISITION AGREEMENT OR TO OTHERWISE DECLINE TO CLOSE THE ACQUISITION, (Y) WHETHER AN “ACQUIRED COMPANY MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE CONDITIONS ANNEX) HAS OCCURRED, AND (Z) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT SHALL, IN EACH CASE BE GOVERNED BY THE LAWS OF

10

THE STATE OF DELAWARE. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THE COMMITMENT DOCUMENTS OR THE PERFORMANCE OF SERVICES THEREUNDER. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letters or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

14. Miscellaneous. This Commitment Documents embody the entire agreement among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or the Fee Letters. This Commitment Letter and the Lead Arranger Fee Letter shall not be assignable by you without the prior written consent of the Commitment Parties, and any purported assignment without such consent shall be void. The Wells Fargo Fee Letter shall not be assignable by you without the prior written consent of Wells Fargo Bank and Wells Fargo Securities, and any purported assignment without such consent shall be void. The Commitment Documents are not intended to benefit or create any rights in favor of any person other than the parties hereto, the Lenders and, with respect to indemnification, each Indemnified Party. The Commitment Documents may be executed in separate counterparts and delivery of an executed signature page of the Commitment Documents by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Commitment Letter and the Lead Arranger Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties. The Wells Fargo Fee Letter may only be amended, modified or superseded by an agreement in writing signed by each of you, Wells Fargo Bank and Wells Fargo Securities.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Financing Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitments hereunder and the making of the initial extensions of credit under the Senior Credit Facilities on the Closing Date are subject to the applicable conditions precedent as expressly provided in Section 3 above and in Annex C hereto.

[Signature Pages Follow]

11

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to Wells Fargo Securities, together with executed counterparts of the Fee Letters, by no later than the Acceptance Deadline.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as ABL Lead Arranger, ABL Administrative Agent and a Commitment Party

By:	/s/ Samantha Alexander
	Name:	Samantha Alexander
	Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan Administrative Agent and a Commitment Party

By:	/s/ Warren Ross
	Name:	Warren Ross
	Title:	Senior Vice President

WELLS FARGO SECURITIES, LLC, as Term Loan Lead Arranger

By:	/s/ Jonathan Temesgen
	Name:	Jonathan Temesgen
	Title:	Director

Project Cumulus

Commitment Letter

Agreed to and accepted as of the date first above written:

QUANEX BUILDING PRODUCTS CORPORATION

By:	/s/ Brent L. Korb
	Name:	Brent L. Korb
	Title:	Senior Vice President-Finance and Chief Financial Officer

Project Cumulus

Commitment Letter

CONFIDENTIAL

ANNEX A

PROJECT CUMULUS

$100 Million Senior Secured ABL Facility

$310 Million Senior Secured Term Loan Facility

ABL Facility Summary of Terms and Conditions

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Annex A is attached

Borrowers:	Quanex Building Products Corporation, a Delaware corporation (the “Company”), WII Holding, Inc., a Delaware corporation (“Target”), and certain of their respective wholly-owned domestic subsidiaries that hold assets included in the Borrowing Base (as defined below) and which are mutually agreed by Company and the ABL Administrative Agent (as defined below) shall be co-borrowers with the Company and Target, with each being jointly and severally liable for all borrowings (each a “Borrower”; and collectively, jointly and severally, the “Borrowers”).

Left ABL Lead Arranger and Left ABL Bookrunner:	Wells Fargo Bank, National Association will act as sole lead arranger and sole bookrunning manager (in such capacity, the “ABL Lead Arranger”).

ABL Lenders:	Wells Fargo Bank, National Association and a syndicate of financial institutions and other entities (each an “ABL Lender” and, collectively, the “ABL Lenders”).

ABL Administrative Agent:	Wells Fargo Bank, National Association (in such capacity, the “ABL Administrative Agent”).

ABL Facility:

A senior secured asset-based revolving credit facility (the “ABL Facility”) in an aggregate principal amount of $100.0 million (the “Maximum Amount” and, loans thereunder, the “ABL Loans”).

The ABL Loans will be subject to availability as described under the heading “Availability” below.

Use of Proceeds:	ABL Loans will be permitted to be borrowed on the Closing Date; provided, that, after giving effect to all ABL Loans, Swingline Loans and Letters of Credit on the Closing Date, Excess Availability would be at least $50.0 million (“Excess Availability Requirement”). Subject to the conditions and other provisions of the ABL Documentation (as defined below), including satisfaction of the Excess Availability Requirement, ABL Loans, Swingline

Annex A – ABL Term Sheet

CONFIDENTIAL

Loans and Letters of Credit will be available (a) on the Closing Date, to (i) finance the acquisition (the “Acquisition”) of all the equity interests of WII Holding, Inc., a Delaware corporation, and its subsidiaries (collectively, the “Acquired Company”), through a merger with a wholly owned domestic subsidiary of Company, (ii) refinance certain existing indebtedness of the Borrowers and their subsidiaries (the “Refinancing”) and (iii) finance the payment of fees and expenses incurred in connection with the Acquisition, the Refinancing and the Senior Credit Facilities and (b) after the Closing Date, (i) to finance working capital from time to time for the Borrowers and their respective subsidiaries, (ii) finance the payment of fees and expenses incurred in connection with the Acquisition, the Refinancing and the Senior Credit Facilities and (iii) for other general corporate purposes permitted under the Term Loan Facility and/or ABL Facility (including, without limitation, for acquisitions, capital expenditures, restricted payments, investments and payments with respect to debt obligations permitted under the ABL Facility).

Amounts repaid under the ABL Facility may be reborrowed, subject to the terms and conditions of the ABL Documentation.

Closing Date:	The date on which the ABL Facility is closed (the “Closing Date”).

Swingline Loans:

In connection with the ABL Facility, the ABL Administrative Agent (in such capacity, the “Swingline Lender”) will make available to the Borrowers a swingline facility under which the Borrowers may make short-term borrowings (“Swingline Loans”) upon same-day notice (in minimum amounts to be mutually agreed upon and integral multiples to be agreed upon) of up to $10.0 million. Except for purposes of calculating the commitment fee described below, any such Swingline Loans will reduce availability under the ABL Facility on a dollar-for-dollar basis.

Upon notice from the Swingline Lender, the ABL Lenders will be unconditionally obligated to purchase participations in any Swingline Loans pro rata based upon their commitments under the ABL Facility.

If any ABL Lender becomes a “defaulting Lender”, then the swingline exposure of such defaulting Lender will automatically be reallocated among the non-defaulting ABL Lenders pro rata in accordance with their commitments under the ABL Facility up to an amount such that the revolving credit exposure of such non-defaulting ABL Lender does not exceed its commitments. In the event such reallocation does not fully cover the exposure of such

Annex A – ABL Term Sheet

CONFIDENTIAL

defaulting ABL Lender, the Swingline Lender may require the Borrowers to repay such “uncovered” exposure in respect of the Swingline Loans and will have no obligation to make new Swingline Loans to the extent such Swingline Loans would exceed the commitments of the non-defaulting ABL Lenders.

Letters of Credit:

Up to $10.0 million of the ABL Facility will be available to the Borrower for the purpose of issuing letters of credit at the request of the Borrowers (“Letters of Credit”) under the ABL Facility. Letters of Credit under the ABL Facility will be issued by the ABL Administrative Agent (the “Issuing Bank”) on terms and conditions consistent with the ABL Documentation. Letters of Credit shall be available to be issued in U.S. dollars and such other currencies to which the ABL Administrative Agent, the ABL Lenders, and the applicable Issuing Bank may agree. Each Letter of Credit shall expire not later than the earlier of (a) 12 months after its date of issuance and (b) the fifth business day prior to the final maturity of the ABL Facility; provided that any Letter of Credit may provide for renewal thereof for additional periods of up to 12 months (which in no event shall extend beyond the date referred to in clause (b) above), except to the extent cash collateralized or otherwise backstopped pursuant to arrangements reasonably acceptable to the Issuing Bank. The face amount of any outstanding Letter of Credit (and, without duplication, any unpaid drawing in respect thereof) issued under the ABL Facility will reduce availability under the ABL Facility on a dollar-for-dollar basis including for purposes of calculating the commitment fee described below. The Letters of Credit will be subject to availability as described under the heading “Availability” below.

The ABL Lenders will be irrevocably and unconditionally obligated to acquire participations in each Letter of Credit issued under the ABL Facility, pro rata in accordance with their commitments under the ABL Facility, and to fund such participations in the event the Borrowers do not reimburse the Issuing Bank for drawings as provided in the ABL Documentation.

If any ABL Lender becomes a “defaulting Lender”, then the ABL Facility Letter of Credit exposure of such defaulting ABL Lender will automatically be reallocated among the non-defaulting ABL Lenders pro rata in accordance with their commitments under the ABL Facility up to an amount such that the revolving credit exposure of such non-defaulting ABL Lender does not exceed its commitments. In the event that such reallocation does not fully cover the exposure of such defaulting ABL Lender, the Issuing

Annex A – ABL Term Sheet

CONFIDENTIAL

Bank may require the Borrowers to cash collateralize such “uncovered” exposure in respect of each outstanding Letter of Credit and will have no obligation to issue new Letter of Credit, or to extend, renew or amend existing Letter of Credit to the extent Letter of Credit exposure would exceed the commitments of the non-defaulting Lenders, unless such “uncovered” exposure is cash collateralized to the Issuing Bank’s reasonable satisfaction.

Availability:

The ABL Facility shall be available on a revolving basis during the period commencing on the Closing Date, subject to the limitations set forth under “Use of Proceeds” above, and ending on the ABL Maturity Date (as defined below).

ABL Loans, Swingline Loans and Letters of Credit shall be available to the ABL Borrowers in U.S. dollars; provided that the aggregate amount of ABL Loans, Swingline Loans, unreimbursed Letter of Credit drawings, and Letters of Credit outstanding under the ABL Facility at any time (collectively, the “Total ABL Outstandings”) shall not exceed an aggregate amount equal to the Line Cap (as defined below).

“Line Cap” means the lesser of (i) the aggregate commitments under the ABL Facility and (ii) the then applicable Borrowing Base.

“Excess Availability” at any time means the amount by which the then Line Cap exceeds the then Total ABL Outstandings.

“Borrowing Base” shall mean the sum of (a) 85% of the amount of eligible accounts (to be defined) of the Borrowers, plus (b) the lesser of (i) 60% of the book value (calculated at the lower of cost or market) of each category of eligible inventory (to be defined) of the Borrowers (which determination may be made separately as to different categories of eligible inventory), and (ii) 85% times the net orderly liquidation value of each category of eligible inventory of the Borrowers (which determination may be made separately as to different categories of eligible inventory based upon the net orderly liquidation value applicable to such categories); minus (c) reserves as may be established from time to time by ABL Administrative Agent in its Permitted Discretion.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Annex A – ABL Term Sheet

CONFIDENTIAL

The eligibility criteria will include, among other criteria usual and customary for ABL Administrative Agent for facilities of this type, a concentration limitation on account debtors to be mutually agreed.

ABL Facility Increase:	From time to time after the Closing Date, the Borrowers will be entitled to request that the aggregate commitments under the ABL Facility be increased in an aggregate principal amount not to exceed $50.0 million (each, an “ABL Facility Increase”), in each case without the necessity of the consent of any ABL Lender not participating in such ABL Facility Increase; provided that (a) no default or event of default exists immediately prior to or after giving effect thereto, (b) the representations and warranties in the ABL Facility Documentation shall be true and correct in all material respects on and as of the date of any ABL Facility Increase (or if qualified by materiality or material adverse effect, in all respects); (c) the terms of each ABL Facility Increase shall be identical to the terms of the ABL Facility (other than as to customary arrangement or upfront commitment fees payable to ABL Lead Arranger or one of its affiliates or to one or more other arrangers or their affiliates for such additional commitments in respect of such ABL Facility Increase) and each ABL Facility Increase will be made as an increase in the aggregate commitment amount of the ABL Facility; (d) no ABL Lender will be required or otherwise obligated to provide any portion of such ABL Facility Increase; (e) Borrowers shall have paid such fees and other compensation to ABL Administrative Agent and to the ABL Lenders and/or the other financial institutions (as contemplated below) participating in the ABL Facility Increase as may be agreed; and (f) Borrowers shall deliver to ABL Administrative Agent (i) a certificate of each Loan Party dated as of the effective date of such ABL Facility Increase (the “Increase Effective Date”) signed by a responsible officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase; (ii) an opinion or opinions, in form and substance reasonably satisfactory to ABL Administrative Agent, from counsel to Borrowers reasonably satisfactory to ABL Administrative Agent and dated the Increase Effective Date, and (iii) such other instruments, documents and agreements as ABL Administrative Agent may have reasonably requested. A requested ABL Facility Increase may be assumed in whole or in part by one or more of the existing ABL Lenders and/or by one or more other financial institutions, as agreed by the Borrower and the ABL Administrative Agent. Such other financial institutions that provide any portion of an ABL Facility Increase that are not

Annex A – ABL Term Sheet

CONFIDENTIAL

already ABL Lenders shall, subject to the consent of the ABL Administrative Agent, the Issuing Bank, the Swingline Lender and the Company (such consent not to be unreasonably withheld, conditioned or delayed), become ABL Lenders under the ABL Facility.

In no event shall the fees, interest rate and other compensation offered or paid in respect of additional commitments or increase in commitments related to an ABL Facility Increase have higher rates than the amounts paid and payable to the then existing ABL Lenders in respect of their commitments, unless the fees, interest rate and other compensation payable to the then existing ABL Lenders in respect of their commitments are increased to the same as those paid in connection with the new or additional commitments, except for the initial fee payable in respect of the new or additional commitment of an ABL Lender that participates in an ABL Facility Increase and/or of another financial institution that participates in an ABL Facility Increase and, in connection therewith, becomes an ABL Lender as herein above contemplated.

Documentation:	The documentation for the ABL Facility will include, among other items, a credit agreement, guarantees, the Intercreditor Agreement (as defined below) and appropriate pledge, security, and other collateral documents (collectively, the “ABL Documentation”), all consistent with this ABL Term Sheet and Conditions and to contain only those conditions to borrowing, mandatory prepayment requirements, representations and warranties, affirmative and negative covenants, events of default and closing conditions expressly set forth in this ABL Term Sheet. The ABL Documentation will contain such other terms as are usual and customary for credit facilities of this type for comparably rated companies in a similar industry, consistent with the operational requirements of the Borrowers and their subsidiaries (including the Acquired Company and its subsidiaries) in light of their size, cash flow, industry business, business practices and operations, including customary financial definitions, basket sizes, exceptions and other modifications as shall be determined by the ABL Lead Arranger in light of prevailing market conditions on the Closing Date (collectively, “Documentation Principles”).

Guarantors:	The obligations of (a) the Borrowers under the ABL Facility and (b) any Credit Party (as defined below) under any hedging or swap agreements and under any treasury management or bank product arrangements entered into between such Credit Party and any counterparty that is the ABL Administrative Agent (or an affiliate

Annex A – ABL Term Sheet

CONFIDENTIAL

thereof) or an ABL Lender (or any affiliate thereof) at the time such hedging or swap agreement or treasury management or bank product arrangement is executed or in existence on the Closing Date, which, in each case, is not secured under the Term Loan Facility (collectively, the “Secured ABL Obligations”) will be unconditionally guaranteed, on a joint and several basis, by the Borrowers and each existing and subsequently acquired or formed direct and indirect material domestic subsidiary of the Company (each a “Guarantor”; such guarantee being referred to as a “Guarantee”); provided that any subsidiary of the Company that is a borrower or guarantor under the Term Loan Facility shall become a Guarantor. All Guarantees shall be guarantees of payment and not of collection. The Borrowers and the Guarantors are herein referred to as the “Credit Parties”. Appropriate exclusionary provisions will be included in the ABL Documentation with respect to Guarantors who do not qualify as “eligible contract participants” under the Commodity Exchange Act.

Security:	Subject to the Limited Conditionality Provision, the Secured ABL Obligations shall be secured by valid and perfected security interests in the following assets of the Credit Parties (in each case, subject to certain customary exceptions and excluding Excluded Assets (as defined below)):

(a) a first priority (subject to exceptions to be agreed) perfected security interest in the following assets: all inventory; all accounts (as defined under the UCC), payment intangibles, and accounts receivable and other receivables (including credit card receivables, and other receivables, whether consisting of accounts receivables or general intangibles), and other rights to payment, all chattel paper; all general intangibles, contracts, documents of title and documents relating to any ABL Collateral (including payment intangibles, but excluding intellectual property); all contract rights under agreements relating to any ABL Collateral, including guarantees, letters of credit and other credit enhancements; all instruments, drafts, and promissory notes relating to ABL Collateral; all general intangibles (other than intellectual property and equity interests of any subsidiary of the Company) arising from, relating to, or constituting proceeds of ABL Collateral; all money, cash, checks, cash equivalents, deposit accounts and securities accounts and other funds or property on deposit therein (other than (i) any deposit account or securities account (or amount on deposit therein) established solely to hold, and

Annex A – ABL Term Sheet

CONFIDENTIAL

exclusively holding, solely identifiable proceeds of Term Collateral (as defined below) and (ii) any identifiable proceeds of Term Collateral); all investment property (other than intellectual property and equity interests of any subsidiary of the Company); all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property; all claims under policies of casualty insurance and all proceeds of casualty insurance, in each case, payable by reason of loss or damage to any ABL Collateral, and all claims under policies of business interruption insurance and all proceeds of casualty and business interruption insurance; all books, records, and documents evidencing, relating to, or referring to any of the ABL Collateral; all tax refunds (other than exceptions to be agreed with respect to tax refunds relating to the Term Collateral (as defined below)), extraordinary receipts constituting proceeds of judgments relating to ABL Collateral, indemnity payments in respect of ABL Collateral, and purchase price adjustments in connection ABL Collateral; all guaranties, contracts of suretyship, letters of credit, letter-of-credit rights, security and other credit enhancements, commercial tort claims, chattel paper, and supporting obligations, in each case, relating to ABL Collateral, and all substitutions, replacements, accessions, products, profits, and proceeds of the foregoing, in each case owned by the Credit Parties (collectively, the “ABL Collateral”); provided, that, any ABL Collateral that is or becomes branded, or produced through the use or other application of, any intellectual property shall constitute ABL Collateral, and no proceeds arising from any disposition of any such ABL Collateral shall be, or be deemed to be, attributable to Term Loan Collateral, and

(b)	a second priority (subject to exceptions to be agreed) perfected security interest in the following assets: all personal property of the Credit Parties (other than ABL Collateral), including without limitation, (i) all intellectual property, (ii) a pledge of 100% of all equity interests of the subsidiaries directly held by each Credit Party, but limited in the case of equity interests of any first tier foreign subsidiaries to 65% of the voting equity interests and 100% of the non-voting equity interests of such first-tier foreign subsidiary, (iii) all equipment, (iv) all intercompany loans, and (v) all substitutions, replacements, accessions, products, profits, and proceeds of the foregoing (collectively, the “Term Collateral” and, together with the ABL Collateral, the “Collateral”).

Annex A – ABL Term Sheet

CONFIDENTIAL

Notwithstanding the foregoing, the following assets (the “Excluded Assets”) will be excluded from the Collateral: (i) real property, (ii) in circumstances where the ABL Administrative Agent and the Borrowers agree the cost of obtaining a security interest in such assets are excessive in relation to the value afforded thereby, (iii) if the granting of a security interest in such asset would be prohibited by applicable law or by contractual obligation (giving effect to any anti-assignment laws), (iv) to the extent such asset constitutes an “intent to use” trademark applications, (v) any deposit account or securities account (or amounts on deposit therein) that (A) is established solely to hold, and exclusively holding, payroll, payroll or withholding taxes, or employee wage and benefit payments or (B) is established and maintained as other single purpose fiduciary deposit accounts (and exclusively holds such fiduciary amounts) and (vi) certain other assets to be agreed upon consistent with the Documentation Principles.

All such security interests and liens will be created pursuant to, and will comply with, ABL Documentation reasonably satisfactory to the ABL Administrative Agent.

The lien priority, relative rights and other secured creditors’ rights issues in respect of the Term Loan Facility and the ABL Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”), which shall be on terms customary for transactions and facilities of this type involving a crossing-lien collateral structure of this type and in form and substance reasonably acceptable to the Company, the ABL Administrative Agent and the Term Loan Administrative Agent.

Cash Management/Cash Dominion:	The Credit Parties shall deliver deposit account control agreements/securities account control agreements that will provide for springing cash dominion (and the ABL Documentation will permit ABL Agent to deliver notice to activate cash dominion thereunder during a Cash Dominion Period (as defined below)), in form and substance reasonably satisfactory to ABL Administrative Agent, among the applicable Credit Party, ABL Administrative Agent, Term Loan Administrative Agent, and the applicable bank or securities intermediary (“Control Agreements”), for each Credit Party’s concentration accounts and other deposit accounts and securities accounts to be mutually determined within 90 days after the Closing Date, subject to extensions agreed to by the ABL

Annex A – ABL Term Sheet

CONFIDENTIAL

Administrative Agent and subject to customary exceptions and thresholds and consistent with the ABL Documentation. During a Cash Dominion Period (as defined below) after the date that the applicable bank or securities intermediary receives written notification from ABL Administrative Agent, amounts in controlled accounts will be swept into a core concentration account maintained with the ABL Administrative Agent and remitted to the ABL Administrative Agent to be applied by the ABL Administrative Agent to repay outstanding ABL Loans, including Swingline Loans, unreimbursed Letter of Credit drawings and other obligations to the ABL Administrative Agent and the ABL Lenders, with the balance remaining to be applied in accordance with the ABL Documentation and the Intercreditor Agreement. The Credit Parties will direct their customers to remit all payments to deposit accounts that are the subject of Control Agreements.

“Cash Dominion Period” means (a) the period from the date when Excess Availability shall have been less than the greater of (i) $12.5 million and (ii) 12.5% of the commitments with respect to the ABL Facility (the greater of clauses (i) and (ii), the “Cash Dominion Amount”) for a period of five (5) consecutive Business Days to the date Excess Availability shall have been at least the Cash Dominion Amount for 30 consecutive calendar days (a “Liquidity Condition”) or (b) upon the occurrence of any Event of Default, the period that such Event of Default shall be continuing. The ABL Administrative Agent shall be obligated to release cash dominion upon the termination of any Cash Dominion Period.

Final Maturity:	The final maturity of the ABL Facility will occur on the fifth anniversary of the Closing Date (the “ABL Maturity Date”) and the commitments with respect to the ABL Facility will automatically terminate on such date.

Interest Rates and Fees:	Interest rates and fees in connection with the ABL Facility will be as specified on Schedule I attached hereto.

Mandatory Prepayments:	If at any time the Total ABL Outstandings exceed the Line Cap, then prepayments of ABL Loans (and/or the cash collateralization of Letters of Credit) shall be required in an amount equal to such excess. Additionally, Borrowers shall be required to repay the ABL Facility (first to ABL Loans, and then to cash collateralize Letters of Credit) by the amount of net cash proceeds of (subject to usual and customary exceptions, thresholds, and reinvestment, repair and replacement provisions, to be mutually agreed upon) dispositions, casualty events, and condemnation awards received

Annex A – ABL Term Sheet

CONFIDENTIAL

by the Borrowers or their subsidiaries with respect to ABL Collateral. The above-described mandatory prepayments shall not reduce the aggregate amount of commitments under the ABL Facility and amounts prepaid may be reborrowed.

Optional Prepayments and Commitment Reductions:	ABL Loans under the ABL Facility may be prepaid and unused commitments under the ABL Facility may be reduced at any time, in whole or in part, at the option of the Company, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty, subject to LIBOR Rate breakage costs (in the case of a prepayment of LIBOR Rate borrowings other than on the last day of the relevant interest period). The above-described optional prepayments (which are not accompanied by commitment reductions) shall not reduce the aggregate amount of commitments under the ABL Facility and amounts prepaid (without a corresponding reduction in commitments under the ABL Facility) may be reborrowed in accordance with the terms of the ABL Documentation.

Conditions to Closing and Initial Extensions of Credit:	The Closing Date and the initial extensions of credit under the ABL Facility will be subject solely to the satisfaction of the conditions precedent (a) set forth in the Conditions Annex and (b) set forth in the “Conditions to All Extensions of Credit” section below.

Conditions to All Extensions of Credit:	Each extension of credit under the ABL Facility will be subject to satisfaction of the following conditions precedent: (a) delivery to ABL Administrative Agent of a customary borrowing notice, (b) before and after giving effect to such ABL Loan or Letter of Credit, the Total ABL Outstandings would not exceed the Line Cap, (c) all of the representations and warranties in the ABL Documentation shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality) as of the date of such extension of credit (subject, on the Closing Date, to the Limited Conditionality Provision), (d) as to any extension of credit under the ABL Facility after the Closing Date, no Event of Default under the ABL Facility or unmatured default shall have occurred and be continuing or would result from such extension of credit, and (e) as a condition to the initial extensions of credit on the Closing Date, delivery to ABL Administrative Agent of a Borrowing Base certificate, in form and substance reasonably satisfactory to ABL Administrative Agent.

Representations and Warranties:	Limited to representations and warranties of the types described in the Term Loan Term Sheet under the heading “Representations and

Annex A – ABL Term Sheet

CONFIDENTIAL

Warranties” with appropriate modifications (including to any relevant component definitions and to include accuracy of Borrowing Base certificates) to reflect the asset-based revolving loan facility status of the ABL Facility, and shall also include accuracy of borrowing base certificates, eligible accounts; eligible inventory; location of inventory; and inventory records, in each case, consistent with the Documentation Principles.

Affirmative Covenants:

Limited to affirmative covenants of the types described in the Term Loan Term Sheet under the heading “Affirmative Covenants” with appropriate modifications to reflect the asset-based revolving loan facility status of the ABL Facility (including to any relevant component definitions) and shall also include, without limitation: (a) lender meetings, inspection rights, and location of inventory, (b) the right of the ABL Administrative Agent and the ABL Lenders to conduct field exams and appraisals, (c) delivery of (i) monthly unaudited financial statements within 30 days of the end of each fiscal month after the Closing Date, (ii) officers’ compliance certificates on a monthly, quarterly, and annual basis together with delivery of financial statements which, among other things, will include a calculation of whether the Credit Parties would have been in compliance with the Financial Covenant (as defined below), regardless of whether the Credit Parties are required to comply with the Financial Covenant at such time, (iii) monthly Borrowing Base certificates within 15 days after the end of each month and related collateral reports (subject to more frequent delivery (but not more frequently than weekly) as reasonably determined by the ABL Administrative Agent during a Reporting Period (as defined below), following the occurrence and during the continuance of an Event of Default, or in the event of a sale or other disposition of the ABL Collateral included in the Borrowing Base with a fair market value that is greater than a to be determined amount), reports regarding additions and reductions to the Borrowing Base and other collateral reports, and (iv) other information reasonably requested by the ABL Administrative Agent or the ABL Lenders, and (d) disclosure updates, in each case, consistent with the Documentation Principles.

“Reporting Period” means (a) the period from the date Excess Availability shall have been less than the greater of (i) $15.0 million and (ii) 15% of the commitments with respect to the ABL Facility (the greater of clauses (i) and (ii), the “Reporting Amount”) for a period of 5 consecutive business days to the date Excess Availability shall have been at least the Reporting Amount for 30 consecutive calendar days or (b) upon the occurrence of any Event of Default, the period that such Event of Default shall be continuing.

Annex A – ABL Term Sheet

CONFIDENTIAL

In addition, the ABL Administrative Agent may conduct, in each case, at the expense of the Borrowers up to one (1) field examination and up to one (1) appraisal regarding the ABL Collateral during any calendar year; provided that (X) at any time during a calendar year in which Excess Availability is less than the Reporting Amount at any time during such one year period, the ABL Administrative Agent may conduct, in each case, at the expense of the Borrowers up to one (1) additional field examination and up to one (1) additional appraisal regarding the ABL Collateral during such calendar year, and (Y) at any time during the continuation of an Event of Default, field examinations, audits and appraisals may be conducted (at the expense of the Borrowers) as frequently as determined by the ABL Administrative Agent in its reasonable discretion.

Negative Covenants:	Limited to negative covenants of the types described in the Term Loan Term Sheet under the heading “Negative Covenants” (and shall also include limitations on consignments; and inventory with bailees and consistent with the Documentation Principles), except that (a) appropriate modifications (including to any relevant component definitions) will be made to reflect the asset-based revolving loan facility status of the ABL Facility, (b) the ABL Facility will include certain baskets and exceptions subject to “Payment Conditions” (as defined below) in lieu of other baskets under the Term Loan Facility, (c) the ABL Facility will not include “ratio-based” baskets, (d) the conditionality and size of exceptions permitting investments, restricted payments and restricted debt payments (which term shall exclude mandatory prepayments required under the Term Loan Documentation) shall be mutually agreed between the Company and the ABL Lead Arranger, (e) asset dispositions of ABL Collateral (other than certain sales or other dispositions of ABL Collateral arising in the ordinary course of business to be agreed) shall be subject to an Excess Availability test to be agreed and, if the disposition involves ABL Collateral with a value in excess of an amount to be agreed, no overadvance and delivery of updated pro forma Borrowing Base certificates prior to consummation thereof, (f) liens on ABL Collateral securing debt shall be required to be junior and subject to an acceptable intercreditor agreement, subject to exceptions to be agreed, (g) certain permitted indebtedness items will be contain conditionality around tenor, amortization, and mandatory prepayments, and (h) optional prepayments of the

Annex A – ABL Term Sheet

CONFIDENTIAL

Term Loan Facility (including incremental and incremental equivalent debt) shall be subject to (i) no Event of Default before or after giving effect thereto and (ii) Excess Availability of not less than an amount to be agreed before and after giving effect thereto.

“Payment Conditions” means, with respect to any investment, restricted debt payment (which term shall exclude mandatory prepayments required under the Term Loan Documentation), restricted payment, or other transaction, that (1) before and after giving effect thereto, no Event of Default or unmatured event of default is then continuing and (2) Excess Availability on a pro forma basis after giving effect to the transaction on the date of such transaction and on each day during the 30-consecutive day period immediately preceding such transaction (calculated on a pro forma basis to include the borrowing of any ABL Loan or issuance of any Letter of Credit in connection with the proposed transaction) would be equal to or greater than (x) if the Fixed Charge Coverage Ratio for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to ABL Administrative Agent is greater than or equal to 1.10:1.00, the greater of 15% of the commitments with respect to the ABL Facility and $15.0 million and (y) if the Fixed Charge Coverage Ratio for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to ABL Administrative Agent is less than 1.10:1.00, the greater of 17.5% of the commitments with respect to the ABL Facility and $17.5 million and (3) the Company has delivered to ABL Administrative Agent an officer’s certificate certifying compliance with the conditions described in clauses (1) and (2) of this definition.

Financial Covenants:

Limited to a minimum Fixed Charge Coverage Ratio (to be defined) of 1.10:1.00 (the “Financial Covenant”). The Financial Covenant shall be tested on a trailing twelve month period basis on the last day of the most recent fiscal month for which financial statements were required to be delivered immediately prior to the commencement of a Covenant Trigger Period (as defined below) or occurring at any time during a Covenant Trigger Period.

“Covenant Trigger Period” means the period (a) commencing on any day on which Excess Availability is less than the greater of (i) 12.5% of the commitments with respect to the ABL Facility and (ii) $12.5 million and (b) continuing until Excess Availability for each day over a 30 consecutive day period has been equal to or greater than the greater of (i) 12.5% of the commitments with respect to the ABL Facility and (ii) $12.5 million.

Annex A – ABL Term Sheet

CONFIDENTIAL

The Financial Covenant will apply to the Company and its subsidiaries on a consolidated basis, with definitions, including the definition for EBITDA, to be mutually agreed upon; provided that EBITDA for the fiscal month periods ended prior to the Closing Date will be set at pro forma amounts to be mutually agreed.

Events of Default:	Same as the events of default of the types described in the Term Loan Term Sheet under the heading “Events of Default”; provided that (a) appropriate modifications (including to any relevant component definitions and grace periods) will be made to reflect the asset-based revolving loan facility status of the ABL Facility and (b) the ABL Facility will cross default to the Term Loan Facility.

Yield Protection and Increased Costs:	Customary for facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation (provided that (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented), illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Assignments and Participations:	(a) General: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each ABL Lender will be permitted to make assignments in respect of the ABL Facility to eligible assignees in a minimum amount equal to $5 million.

(b) Consents: The consent of the Company will be required for any assignment unless (i) an Event of Default has occurred and is continuing, or (ii) the assignment is to a Lender, an affiliate of a Lender or an Approved Fund (as such term shall be defined in the ABL Documentation); provided, that the Company shall be deemed to have consented to any such

Annex A – ABL Term Sheet

CONFIDENTIAL

assignment unless it shall object thereto by written notice to the ABL Administrative Agent within 5 business days after having received notice thereof. The consent of the ABL Administrative Agent will be required for any assignment to an entity that is not an ABL Lender, an affiliate of such ABL Lender or an Approved Fund. The consent of the Issuing Bank and the Swingline Lender will be required for any assignment. Participations will be permitted without the consent of the Company or the ABL Administrative Agent.

(c) No Assignment or Participation to Certain Persons. No assignment or participation may be made to natural persons, the Borrowers, or any of their respective affiliates or subsidiaries. No assignments may be made to any Defaulting Lender (to be defined in the ABL Documentation) or to any affiliate of a Defaulting Lender.

Required Lenders:	On any date of determination, those ABL Lenders who collectively hold more than 50% of the outstanding loans and unfunded commitments under the ABL Facility, or if the commitments under the ABL Facility have been terminated, those ABL Lenders who collectively hold more than 50% of the Total ABL Outstandings (the “Required Lenders”); provided, however, that if any ABL Lender shall be a Defaulting Lender (to be defined in the ABL Documentation) at such time, then the outstanding loans and unfunded commitments under the ABL Facility of such Defaulting Lender shall be excluded from the determination of Required Lenders.

Replacement of Lenders:	The ABL Documentation will contain customary provisions allowing the Borrowers to replace a Lender in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby (so long as the Required Lenders consent), payments required to such Lender with respect to yield protection, increased costs, taxes, etc., and such Lender becoming a Defaulting Lender.

Amendments and Waivers:	Amendments and waivers of the provisions of the ABL Documentation will require the approval of the Required Lenders, except that (a) the consent of all ABL Lenders directly adversely affected thereby will be required with respect to (i) increases in the commitment of such ABL Lenders, (ii) reductions of principal, interest or fees or other amounts, (iii) extensions of scheduled

Annex A – ABL Term Sheet

CONFIDENTIAL

maturities or times for payment and (iv) modifications of the pro rata payment or pro rata sharing provisions, (b) the consent of all ABL Lenders will be required with respect to (i) reductions in the voting percentages and (ii) releases of all or substantially all of the value of the Collateral or ABL Guarantees (other than in connection with transactions permitted pursuant to the ABL Documentation), (c) the consent of ABL Lenders holding 100% of the aggregate amount of loans, letters of credit and commitments under the ABL Facility shall be required with respect to (i) changes in any Borrowing Base (or the components thereof) that would make more credit available to the Borrowers thereunder, (ii) changes making the exclusion of certain Collateral less restrictive on the Credit Parties, (iii) changes to the definition of Excess Availability, or (iv) waivers of the conditions to making ABL Loans or issuing Letters of Credit; and (d) customary protections for the ABL Administrative Agent, the Swingline Lender and the Issuing Bank will be provided.

Indemnification:	The Credit Parties will indemnify the ABL Lead Arranger, the ABL Administrative Agent, each of the ABL Lenders and their respective affiliates, partners, directors, officers, agents and advisors (each, an “Indemnified Party”) and hold them harmless from and against all liabilities, damages, claims, costs and expenses (including reasonable fees, disbursements, settlement costs and other charges of counsel) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds or the commitments; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a material breach in bad faith of the funding obligations of such Indemnified Party under the Commitment Letter as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any dispute solely among Indemnified Parties, other than any claims against any Indemnified Party in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the ABL Facility, and other than any claims arising out of any act or omission on the part of any Borrower or its subsidiaries or affiliates. This indemnification shall survive and continue for the benefit of all such persons or entities.

Expenses:	The Borrowers shall pay (a) all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) of the ABL Administrative Agent and the ABL Lead

Annex A – ABL Term Sheet

CONFIDENTIAL

Arranger (promptly following written demand therefor) associated with the syndication of the ABL Facility and the preparation, negotiation, execution, delivery and administration of the ABL Documentation and any amendment or waiver with respect thereto, including the ABL Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches, the ABL Administrative Agent’s customary fees and charges with respect to the disbursement of funds to or for the account of Borrowers, customary charges imposed or incurred by the ABL Administrative Agent resulting from the dishonor of checks payable by or to any Credit Party, field examination, appraisal, and valuation fees and expenses of the ABL Administrative Agent related to any field examinations, appraisals, or valuation; and (b) all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) of the ABL Administrative Agent and each of the ABL Lenders promptly following written demand therefor in connection with the enforcement of the ABL Documentation or protection of rights thereunder.

Governing Law, Exclusive Jurisdiction and Forum:	The ABL Documentation will provide that each party thereto will submit to the exclusive jurisdiction and venue of the federal and state courts of the State and County of New York (except to the extent the ABL Administrative Agent or any ABL Lender requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment). New York law will govern the ABL Documentation, except with respect to certain security documents where applicable local law is necessary for enforceability or perfection.

Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the ABL Documentation shall waive the right to trial by jury and the right to claim punitive or consequential damages.

Counsel for the ABL Lead Arranger and the ABL Administrative Agent:	Paul Hastings LLP.

Annex A – ABL Term Sheet

CONFIDENTIAL

SCHEDULE I

INTEREST AND FEES

Interest:

At the Borrowers’ option, loans (other than Swingline Loans) will bear interest based on the Base Rate or LIBOR Rate, as described below:

A.     Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as described below). The “Base Rate” is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.0%, (b) the “prime rate” of the ABL Administrative Agent, as established from time to time at its principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the daily LIBOR Rate (as defined below) for a one month Interest Period (as defined below) plus 1.00%. Interest shall be payable quarterly in arrears on the first day of each calendar quarter and (i) with respect to Base Rate Loans based on the Federal Funds Rate and the LIBOR Rate, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to Base Rate Loans based on the prime commercial lending rate of the ABL Administrative Agent, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days. Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”. Base Rate Loans will be made on one business day prior notice and will be in minimum amounts to be agreed upon.

B.     LIBOR Option

Interest will be at the LIBOR Rate plus the applicable Interest Margin (as described below). The “LIBOR Rate” means the rate per annum as reported on Reuters Screen LIBOR01 page (or any successor page) 2 business days prior to the commencement of the requested interest period, for a term, and in an amount, comparable to the interest period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the ABL Documentation (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by the ABL Administrative Agent and shall be conclusive in the absence of manifest error. The LIBOR Rate shall be available for interest periods of 1, 2, 3 or 6 months. LIBOR Rate will be

Schedule I to Annex A

CONFIDENTIAL

determined by the ABL Administrative Agent at the start of each interest period and, other than in the case of LIBOR Rate used in determining the Base Rate, will be fixed through such period. Interest at the LIBOR Rate will be paid on the last day of each interest period or, in the case of interest period longer than three months, paid in 3 month intervals after the commencement of the applicable interest period and on the last day of such interest period, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR Rate will be adjusted for maximum statutory reserve requirements (if any). Any loan bearing interest at LIBOR Rate (other than a Base Rate Loan for which interest is determined by reference to LIBOR Rate) is referred to herein as a “LIBOR Rate Loan”.

LIBOR Rate Loans will be made on three business days’ prior notice and, in each case, will be in minimum amounts to be agreed upon.

Swingline Loans will bear interest at the Base Rate plus the applicable Interest Margin.

Default Interest:	(a) Automatically upon the occurrence and during the continuance of any payment event of default or upon a bankruptcy event of default of any Borrower or any other Credit Party or (b) at the election of the Required Lenders (or the ABL Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other event of default, all outstanding principal, fees and other obligations under the ABL Facility shall bear interest at a rate per annum of 2% in excess of the rate then applicable to such loan (including the applicable Interest Margin), fee or other obligation and shall be payable on demand of the ABL Administrative Agent.

Interest Margins:	The initial applicable interest margins (the “Interest Margins”) will be 1.50% for LIBOR Rate Loans and 0.50% for Base Rate Loans; provided that after the date that is the last day of the first full calendar quarter ending after the Closing Date, the Interest Margins with respect to the ABL Facility will be determined in accordance with the applicable Pricing Grid set forth below.

Commitment Fee:	(a) If average daily usage for a calendar quarter is greater than 50% of the aggregate commitments in respect of the ABL Facility, 0.25% per annum on the average daily undrawn portion (for this purpose, disregarding Swingline Loans as a utilization of the ABL Facility but including the exposure under undrawn letters of credit) of the commitments in respect of the ABL Facility and (b) if average daily usage for a calendar quarter is less than or equal to 50% of the aggregate commitments in respect of the ABL Facility, 0.375% per

Schedule I to Annex A

CONFIDENTIAL

annum on the average daily undrawn portion (for this purpose, disregarding Swingline Loans as a utilization of the ABL Facility but including the exposure under undrawn letters of credit) of the commitments in respect of the ABL Facility. All commitment fees shall be payable quarterly in arrears on the first day of each calendar quarter after the Closing Date and upon the termination of the commitments, calculated based on the number of days elapsed in a 360-day year.

Letter of Credit Fees:	The Borrowers will pay to the ABL Administrative Agent, for the account of the ABL Lenders, letter of credit participation fees equal to a per annum rate equal to the Interest Margin for LIBOR Rate Loans under the ABL Facility, which fee will accrue on the undrawn amount of all outstanding Letters of Credit and be payable monthly in arrears. In addition, the Borrowers shall pay to the Issuing Bank, for its own account, (a) a fronting fee equal to a percentage per annum to be agreed upon not to exceed 0.125% per annum of the aggregate face amount of outstanding Letters of Credit, payable in arrears on the first business day of each month after the Closing Date and upon the termination of the ABL Facility, calculated based upon the actual number of days elapsed over a 360-day year, and (b) customary issuance and administration fees of the Issuing Bank.

Other Fees:	The ABL Lead Arranger and the ABL Administrative Agent will receive such other fees as will have been agreed in the fee letters between them and the Company.

Schedule I to Annex A

CONFIDENTIAL

Pricing Grid:	The applicable Interest Margins and the Commitment Fee with respect to the ABL Facility shall be based on the average Excess Availability pursuant to the following grid, which shall be recalculated on a quarterly basis based on the daily average of the average amount of Excess Availability for such preceding quarter:

Level	Average Excess Availability	Interest Margin for LIBOR Rate Loans	Interest Margin for Base Rate Loans
I	Greater than or equal to 66.7% of the commitments with respect to the ABL Facility	1.50%	0.50%
II	Greater than or equal to 33.3% of the commitments with respect to the ABL Facility but less than 66.7% of the commitments with respect to the ABL Facility	1.75%	0.75%
III	Less than 33.3% of the commitments with respect to the ABL Facility	2.00%	1.00%

Schedule I to Annex A

CONFIDENTIAL

ANNEX B

PROJECT CUMULUS

$100 Million Senior Secured ABL Facility

$310 Million Senior Secured Term Loan Facility

Term Loan Facility Summary of Terms and Conditions

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Annex B is attached

Borrower:	Quanex Building Products Corporation, a Delaware corporation (the “Borrower”).

Left Lead Arranger and Left Bookrunner:	Wells Fargo Securities, LLC (the “Term Loan Lead Arranger”).

Lenders:	A syndicate of financial institutions and other entities (each a “Term Loan Lender” and, collectively, the “Term Loan Lenders”).

Administrative Agent:	Wells Fargo Bank, National Association (in such capacity, the “Term Loan Administrative Agent”).

Term Loan Facility:	Senior secured term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $310.0 million.

Use of Proceeds:	The proceeds of the Term Loan Facility will be used to (a) finance the acquisition (the “Acquisition”) of all the equity interests of WII Holding, Inc., a Delaware corporation, and its subsidiaries (collectively, the “Acquired Company”), through a merger with a wholly owned domestic subsidiary of the Borrower, (b) refinance certain existing indebtedness of the Borrower and its subsidiaries (the “Refinancing”) and (c) finance the payment of fees and expenses incurred in connection with the Acquisition, the Refinancing and the Senior Credit Facilities (collectively, the “Transactions”), and, with respect to proceeds remaining after satisfaction of the foregoing, to finance working capital from time to time for the Borrower and its subsidiaries and for other general corporate purposes permitted under the Term Loan Facility and/or ABL Facility.

Closing Date:	The date on which the Term Loan Facility is closed (the “Closing Date”).

Availability:	The Term Loan Facility will be available only in a single draw of the full amount of the Term Loan Facility on the Closing Date.

Incremental Term Loans:	After the Closing Date, the Borrower will be permitted to incur increases in the Term Loan Facility and/or additional term loans under a new term facility that will be included in the Term Loan Facility (each, an “Incremental Term Loan”), in an aggregate

Annex B – Term Loan Term Sheet

CONFIDENTIAL

principal amount for all such Incremental Term Loans not to exceed $100.0 million plus an amount which, after giving pro forma effect to the incurrence of any such Incremental Term Loan, would not cause the Senior Secured Leverage Ratio (to be defined in the Term Loan Documentation (as defined below)) as of the most recently ended fiscal quarter for which financial statements are available to exceed 3.50 to 1.00; provided that (i) no default or event of default exists immediately prior to or after giving effect thereto (provided that, to the extent the proceeds of any Incremental Term Loans are to be used to consummate a permitted acquisition, this clause (i) shall be limited to no default or event of default at the time of the signing of the acquisition agreement with respect thereto), (ii) no Term Loan Lender will be required or otherwise obligated to provide any portion of such Incremental Term Loan, (iii) the maturity date of any such Incremental Term Loan shall be no earlier than the Term Loan Maturity Date (as defined below) and the weighted average life of such Incremental Term Loan shall be no shorter than the then remaining weighted average life of the Term Loan Facility, (iv) the interest rate margins and (subject to clause (iii)) amortization schedule applicable to any Incremental Term Loan shall be determined by the Borrower and the lenders thereunder; provided that in the event that the interest rate margins for any Incremental Term Loan (as determined by the Term Loan Administrative Agent) are higher than the interest rate margins for the Term Loan Facility (as determined by the Term Loan Administrative Agent) by more than 50 basis points, then the interest rate margins for the Term Loan Facility shall be increased to the extent necessary so that such interest rate margins are equal to the interest rate margins for such Incremental Term Loan minus 50 basis points; provided, further, that in determining the interest rate margins applicable to the Incremental Term Loan and the Term Loan Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable by the Borrower to the Term Loan Lenders under the Term Loan Facility or any Incremental Term Loan in the initial primary syndication thereof shall be included and the effect of any and all interest rate floors shall be included and (y) customary arrangement or commitment fees payable to the Term Loan Lead Arranger (or its affiliates) in connection with the Term Loan Facility or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded, (v) the representations and warranties in the Term Loan Documentation shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects); provided that to the extent the proceeds of any Incremental Term Loans are to be used to consummate a permitted acquisition or similar investment, this condition shall be subject to customary “Sungard” limitations, (vi) the Incremental Term Loans shall share on a pro rata (or at the option of the lenders thereunder, less than pro rata) basis with prepayments of the Term Loan Facility and (vii) the

Annex B – Term Loan Term Sheet

CONFIDENTIAL

other terms and documentation in respect of any Incremental Term Loans, to the extent not consistent with the Term Loan Facility, will be reasonably satisfactory to the Term Loan Administrative Agent, the Borrower and the lenders providing such Incremental Term Loans.

Incremental Term Loans will have the same Guarantees from the Guarantors and will be secured on a pari passu basis by the same Collateral as the Term Loan Facility. The proceeds of any Incremental Term Loans may be used for general corporate purposes of the Borrower and its subsidiaries.

Documentation:	The documentation for the Term Loan Facility will include, among other items, a credit agreement, guarantees, the Intercreditor Agreement (as defined below) and appropriate pledge, security and other collateral documents (collectively, the “Term Loan Documentation”), all consistent with this Term Loan Term Sheet and to contain only those conditions to borrowing, mandatory prepayment requirements, representations and warranties, affirmative and negative covenants, events of default and closing conditions expressly set forth in this Term Loan Term Sheet. The Term Loan Documentation will contain such other terms as are usual and customary for credit facilities of this type for comparably rated companies in a similar industry, consistent with the operational requirements of the Borrower and its subsidiaries (including the Acquired Company and its subsidiaries) in light of their size, cash flow, industry business, business practices and operations, including customary financial definitions, basket sizes, exceptions and other modifications as shall be determined by the Term Loan Lead Arranger in light of prevailing market conditions on the Closing Date (collectively, the “Documentation Principles”).

Guarantors:	The obligations of (a) the Borrower under the Term Loan Facility and (b) any Credit Party (as defined below) under any hedging or swap agreements and under any treasury management or bank product arrangements entered into between such Credit Party and any counterparty that is the Term Loan Administrative Agent (or any affiliate thereof) or a Term Loan Lender (or an affiliate thereof) at the time such hedging or swap agreement or treasury management or bank product arrangement is executed or in existence on the Closing Date, and which, in each case, is designated in writing by the Borrower to the Term Loan Administrative Agent as constituting Secured Term Loan Obligations and is not secured under the ABL Facility (collectively, the “Secured Term Loan Obligations”) will be unconditionally guaranteed, on a joint and several basis, by the Borrower and each existing and subsequently acquired or formed direct and indirect material domestic subsidiary of the Borrower (each a “Guarantor”; such guarantee being referred to as a “Guarantee”); provided that any subsidiary of the Borrower that is a domestic borrower or guarantor under the ABL Facility shall

Annex B – Term Loan Term Sheet

CONFIDENTIAL

become a Guarantor. All Guarantees shall be guarantees of payment and not of collection. The Borrower and the Guarantors are herein referred to as the “Credit Parties”. Appropriate exclusionary provisions will be included in the Term Loan Facility Documentation with respect to Guarantors who do not qualify as “eligible contract participants” under the Commodity Exchange Act.

Security:	Subject to the Limited Conditionality Provision, the Secured Term Loan Obligations shall be secured by valid and perfected security interests in the following assets of the Credit Parties (in each case, subject to certain customary exceptions and excluding Excluded Assets (as defined below)):

	(a)	a first priority (subject to exceptions to be agreed) perfected security interest in the following assets: all personal property of the Credit Parties (other than ABL Collateral (as defined below)), including without limitation, (i) all intellectual property, (ii) a pledge of 100% of all equity interests of the subsidiaries directly held by each Credit Party, but limited in the case of equity interests of any first tier foreign subsidiaries to 65% of the voting equity interests and 100% of the non-voting equity interests of such first-tier foreign subsidiary, (iii) all equipment, (iv) all intercompany loans and (v) all substitutions, replacements, accessions, products, profits, and proceeds of the foregoing (collectively, the “Term Collateral”), and

	(b)	a second priority (subject to exceptions to be agreed) perfected security interest in the following assets: all inventory; all accounts (as defined under the UCC), payment intangibles and accounts receivable and other receivables (including credit card receivables, and other receivables, whether consisting of accounts receivables or general intangibles), and other rights to payment, all chattel paper; all general intangibles, contracts, documents of title and documents relating to any ABL Collateral (including payment intangibles, but excluding intellectual property); all contract rights under agreements relating to any ABL Collateral, including guarantees, letters of credit and other credit enhancements; all instruments, drafts, and promissory notes relating to ABL Collateral; all general intangibles (other than intellectual property and equity interests of any subsidiary of the Company) arising from, relating to, or constituting proceeds of ABL Collateral; all money, cash, checks, cash equivalents, deposit accounts and securities accounts and other funds or property on deposit therein (other than (i) any deposit account or securities account (or amount on deposit therein) established solely to hold, and exclusively holding, solely identifiable proceeds of Term Collateral and (ii) any identifiable proceeds of Term Collateral); all investment property (other than intellectual property and equity interests of any subsidiary of the Company); all books, records and other property related to

Annex B – Term Loan Term Sheet

CONFIDENTIAL

or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property; all claims under policies of casualty insurance and all proceeds of casualty insurance, in each case, payable by reason of loss or damage to any ABL Collateral, and all claims under policies of business interruption insurance and all proceeds of casualty and business interruption insurance; all books, records, and documents evidencing, relating to, or referring to any of the ABL Collateral; all tax refunds (other than exceptions to be agreed with respect to tax refunds relating to the Term Collateral), extraordinary receipts constituting proceeds of judgments relating to ABL Collateral, indemnity payments in respect of ABL Collateral, and purchase price adjustments in connection ABL Collateral; all guaranties, contracts of suretyship, letters of credit, letter-of-credit rights, security and other credit enhancements, commercial tort claims, chattel paper, and supporting obligations, in each case, relating to ABL Collateral, and all substitutions, replacements, accessions, products, profits, and proceeds of the foregoing, in each case owned by the Credit Parties (collectively, the “ABL Collateral” and, together with the Term Collateral, the “Collateral”); provided, that, any ABL Collateral that is or becomes branded, or produced through the use or other application of, any intellectual property shall constitute ABL Collateral, and no proceeds arising from any disposition of any such ABL Collateral shall be, or be deemed to be, attributable to Term Loan Collateral.

Notwithstanding the foregoing, the following assets (the “Excluded Assets”) will be excluded from the Collateral: (i) real property, (ii) in circumstances where the Term Loan Administrative Agent and the Borrower agree the cost of obtaining a security interest in such assets are excessive in relation to the value afforded thereby, (iii) if the granting of a security interest in such asset would be prohibited by applicable law or by contractual obligation (giving effect to any anti-assignment laws), (iv) to the extent such asset constitutes an “intent to use” trademark applications, (v) any deposit account or securities account (or amounts on deposit therein) that (A) is established solely to hold, and exclusively holding, payroll, payroll or withholding taxes, or employee wage and benefit payments or (B) is established and maintained as other single purpose fiduciary deposit accounts (and exclusively holds such fiduciary amounts) and (vi) certain other assets to be agreed upon consistent with the Documentation Principles.

All such security interests and liens will be created pursuant to, and will comply with, Term Loan Documentation reasonably satisfactory to the Term Loan Administrative Agent.

Annex B – Term Loan Term Sheet

CONFIDENTIAL

The lien priority, relative rights and other secured creditors’ rights issues in respect of the Term Loan Facility and the ABL Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”), which shall be on terms customary for transactions and facilities of this type involving a crossing-lien collateral structure of this type and in form and substance reasonably acceptable to the Borrower, the Term Loan Administrative Agent and the ABL Administrative Agent.

Final Maturity:	The final maturity of the Term Loan Facility will occur on the 7th anniversary of the Closing Date (the “Term Loan Maturity Date”).

Amortization:	The Term Loan Facility will amortize in equal quarterly installments equal to 0.25% of the initial principal amount of the Term Loan Facility on the Closing Date, with the remainder due on the Term Loan Maturity Date.

Interest Rates and Fees:	Interest rates and fees in connection with the Term Loan Facility will be as specified on Schedule I attached hereto.

Mandatory Prepayments:	Subject to the next paragraph, the Term Loan Facility will be required to be prepaid with:

(a) 100% of the net cash proceeds of the issuance or incurrence of debt (other than any debt permitted to be issued or incurred pursuant to the terms of the Term Loan Documentation) by the Borrower or any of its subsidiaries;

(b) 100% of the net cash proceeds of all non-ordinary course asset sales, insurance and condemnation recoveries and other non-ordinary course asset dispositions by the Borrower or any of its subsidiaries (other than assets subject to a first-priority lien securing the ABL Facility (so long as it is in effect) the proceeds of which are required to prepay loans or cash collateralize undrawn letters of credit under the ABL Facility and are used to prepay loans or cash collateralize undrawn letters of credit under the ABL Facility), subject to usual and customary exceptions, thresholds, and reinvestment, repair and replacement provisions to be mutually agreed upon; and

(c) 50% of Excess Cash Flow (to be defined in the Term Loan Documentation), for each fiscal year of the Borrower (commencing with the fiscal year ending October 31, 2016) (subject to 100% credit for any voluntary prepayment of the loans under the Term Loan Facility) with step-downs to 25% and 0% at certain Total Leverage Ratio (to be defined in the Term Loan Documentation) levels to be mutually agreed upon and consistent with the Documentation Principles.

All such mandatory prepayments will be applied to prepay outstanding loans under the Term Loan Facility and any Incremental

Annex B – Term Loan Term Sheet

CONFIDENTIAL

Term Loans on a pro rata basis. All such mandatory prepayments of the Term Loan Facility and any Incremental Term Loans will be applied to the remaining scheduled amortization payments first, to the next four scheduled amortization payments in direct order and then, to the remaining scheduled amortization payments on a pro rata basis (including the bullet payment at maturity).

Any Term Loan Lender may elect not to accept any mandatory prepayment and any prepayment amount declined by a Term Loan Lender may be retained by the Borrower.

Optional Prepayments and Commitment Reductions:	Loans under the Term Loan Facility may be prepaid at any time, in whole or in part, at the option of the Borrower, upon notice and in minimum principal amounts and in multiples to be agreed upon, without premium or penalty (except LIBOR Rate breakage costs and any premium described under the “Call Premium” section below). Any optional prepayment of the Term Loan Facility or any Incremental Term Loan Facility will be applied as directed by the Borrower.

Call Premium:

If, on or prior to the date that is 6 months after the Closing Date, a Repricing Transaction (as defined below) occurs, the Borrower will pay a premium (the “Call Premium”) in an amount equal to 1.0% of the principal amount of loans under the Term Loan Facility subject to such Repricing Transaction (other than any Repricing Transaction made in connection with a change of control).

As used herein, the term “Repricing Transaction” shall mean (a) any prepayment or repayment of loans under the Term Loan Facility with the proceeds of, or any conversion of loans under the Term Loan Facility into, any new or replacement bank indebtedness bearing interest with an “effective yield” (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmark floors and OID) less than the “effective yield” applicable to the loans under the Term Loan Facility subject to such event (as such comparative yields are determined by the Term Loan Administrative Agent) and (b) any amendment to the Term Loan Documentation which reduces the “effective yield” applicable to all or a portion of the loans under the Term Loan Facility (it being understood that any prepayment premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Term Loan Lender in connection with any such amendment pursuant to so-called yank-a-bank provisions).

Conditions to Closing and Funding of Term Loan Facility:	The Closing Date and the funding of the Term Loan Facility will be subject solely to satisfaction of the conditions precedent set forth in the Conditions Annex.

Representations and Warranties:	Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and

Annex B – Term Loan Term Sheet

CONFIDENTIAL

exceptions to be mutually agreed and consistent with the Documentation Principles): organizational and legal status, financial statements; subsidiaries and capital structure; organizational power and authority; no default; no conflict with laws or material agreements; enforceability; absence of material litigation, environmental regulations and liabilities; ERISA; necessary consents and approvals; compliance with all applicable laws and regulations including, without limitation, Regulations T, U and X, the Investment Company Act and environmental laws; anti-corruption laws and sanctions (including the PATRIOT Act and OFAC); payment of taxes; ownership of properties; intellectual property; insurance; solvency; absence of any material adverse change; senior debt status; collateral matters including, without limitation, perfection and priority of liens; binding obligations; no encumbrances; location of chief executive office; organizational identification number; commercial tort claims; fraudulent transfer; leases; deposit accounts and securities accounts; indebtedness; governmental regulation; deposit accounts; labor matters; material contracts; and accuracy of disclosure.

Affirmative Covenants:	Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and exceptions to be mutually agreed and consistent with the Documentation Principles): use of proceeds; payment of taxes; continuation of business and maintenance of existence and rights and privileges; maintenance of material contracts; necessary consents, approvals, licenses and permits; compliance with laws and regulations (including environmental laws and ERISA); anti-corruption laws and sanctions (including the PATRIOT Act and OFAC); maintenance of property and insurance (including hazard and business interruption insurance); maintenance of books and records; right of the Term Loan Administrative Agent and Term Loan Lenders to inspect property and books and records; notices of defaults, litigation and other material events; collateral reporting; financial reporting (including (a) annual audited and quarterly unaudited financial statements within 120 days of the end of each fiscal year and 45 days of the end of each of the first three fiscal quarters in each such fiscal year ending after the Closing Date and with annual financial statements to be accompanied by an unqualified opinion of an independent accounting firm (which opinion shall not contain any scope qualification or any going concern qualification) and (b) annual budget reports within 45 days after the end of each fiscal year); management letters; use of commercially reasonable efforts to maintain a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case with respect to the Borrower, and a public rating of the Term Loan Facility by each of S&P and Moody’s; formation of subsidiaries; additional Guarantors and Collateral; other collateral matters; and further assurances (including, without limitation, with respect to security interests in after-acquired property).

Annex B – Term Loan Term Sheet

CONFIDENTIAL

Negative Covenants:

Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds and exceptions to be mutually agreed and consistent with the Documentation Principles): limitation on debt (including disqualified equity interests); limitation on liens (including a negative pledge on all real property); limitation on negative pledges; limitation on loans, advances, acquisitions and other investments; limitation on dividends, distributions, redemptions and repurchases of equity interests; limitation on fundamental changes and asset sales and other dispositions (including, without limitation, sale-leaseback transactions); limitation on amendments, prepayments, redemptions and purchases of subordinated and certain other debt (including material unsecured debt and junior lien debt); limitation on transactions with affiliates; limitation on dividend and other payment restrictions affecting subsidiaries; limitation on changes in line of business, fiscal year and accounting practices; limitation on amendment of organizational documents; use of proceeds.

The Term Loan Documentation will permit modifications to the structure of the ABL Facility to include foreign borrowers on terms to be agreed.

Financial Covenants:	None.

Events of Default:

Limited to the following (which will be applicable to the Borrower and its subsidiaries and be subject to materiality thresholds, exceptions and cure periods to be mutually agreed and consistent with the Documentation Principles): non-payment of obligations; inaccuracy of representation or warranty; non-performance of covenants and obligations; default on other material debt (including hedging agreements); change of control; bankruptcy or insolvency; material impairment of security; ERISA; material judgments; limitation or termination of any Guarantee; actual or asserted invalidity or unenforceability of any Term Loan Documentation or liens securing obligations under the Term Loan Documentation; and restrainment against the conduct of all or a material portion of business affairs.

The occurrence of an event of default under the ABL Facility shall not constitute an event of default under the Term Loan Facility until the earlier of (i) 30 days after such event of default, if such event of default is not cured or waived prior to the expiration of such 30-day period or (ii) the acceleration of the obligations under the ABL Facility and/or termination of the commitments under the ABL Facility as a result of such event of default.

Yield Protection and Increased Costs:	Customary for facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection

Annex B – Term Loan Term Sheet

CONFIDENTIAL

with prepayments, changes in capital adequacy and capital requirements or their interpretation (provided that (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented), illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Assignments and Participations:	(d)	General: Subject to the consents described below (which consents will not be unreasonably withheld or delayed), each Term Loan Lender will be permitted to make assignments in respect of the Term Loan Facility and any Incremental Term Loan to eligible assignees in a minimum amount equal to $1 million.

	(e)	Consents: The consent of the Borrower will be required for any assignment unless (i) an Event of Default has occurred and is continuing, or (ii) the assignment is to a Term Loan Lender, an affiliate of a Term Loan Lender or an Approved Fund (as such term shall be defined in the Term Loan Documentation); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Term Loan Administrative Agent within 5 business days after having received notice thereof. The consent of the Term Loan Administrative Agent will be required for any assignment to an entity that is not a Term Loan Lender, an affiliate of a Term Loan Lender or an Approved Fund. Participations will be permitted without the consent of the Borrower or the Term Loan Administrative Agent.

	(f)	No Assignment or Participation to Certain Persons. No assignment or participation may be made to natural persons, the Borrower or any of its affiliates or subsidiaries. No assignments may be made to any Defaulting Lender (to be defined in the Term Loan Documentation) or to any affiliate of a Defaulting Lender.

Required Lenders:	On any date of determination, those Term Loan Lenders who collectively hold more than 50% of the outstanding loans (the “Required Lenders”); provided that if any Term Loan Lender shall be a Defaulting Lender at such time, then the outstanding loans of such Defaulting Lender shall be excluded from the determination of Required Lenders.

Annex B – Term Loan Term Sheet

CONFIDENTIAL

Replacement of Lenders:	The Term Loan Documentation will contain customary provisions allowing the Borrower to replace a Lender in connection with amendments and waivers requiring the consent of all Lenders or of all Lenders directly affected thereby (so long as the Required Lenders consent), payments required to such Lender with respect to yield protection, increased costs, taxes, etc., and such Lender becoming a Defaulting Lender.

Amendments and Waivers:	Amendments and waivers of the provisions of the Term Loan Documentation will require the approval of the Required Lenders, except that (a) the consent of all Term Loan Lenders directly adversely affected thereby will be required with respect to (i) increases in the commitment of such Term Loan Lenders, (ii) reductions of principal, interest, fees or other amounts, (iii) extensions of scheduled maturities or times for payment, (iv) reductions in the voting percentages and (v) any pro rata sharing provisions, and (b) the consent of all Term Loan Lenders will be required with respect to releases of all or substantially all of the value of the Collateral or Guarantees (other than in connection with transactions permitted pursuant to the Term Loan Documentation).

Indemnification:	The Credit Parties will indemnify the Term Loan Lead Arranger, the Term Loan Administrative Agent, each of the Term Loan Lenders and their respective affiliates, partners, directors, officers, agents and advisors (each, an “Indemnified Party”) and hold them harmless from and against all liabilities, damages, claims, costs and expenses (including reasonable fees, disbursements, settlement costs and other charges of counsel) relating to the Transactions or any transactions related thereto and the Borrower’s use of the loan proceeds or the commitments; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a material breach in bad faith of the funding obligations of such Indemnified Party under the Commitment Letter as determined by a court of competent jurisdiction in a final non-appealable judgment or (iii) any dispute solely among Indemnified Parties, other than any claims against any Indemnified Party in its respective capacity or in fulfilling its role as an administrative agent or arranger or any similar role under the Term Loan Facility, and other than any claims arising out of any act or omission on the part of the Borrower or its subsidiaries or affiliates. This indemnification shall survive and continue for the benefit of all such persons or entities.

Expenses:	The Borrower shall pay (a) all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) of the Term Loan Administrative Agent and the Term Loan Lead Arranger (promptly following written demand therefor) associated with the syndication of the Term Loan Facility and the

Annex B – Term Loan Term Sheet

CONFIDENTIAL

preparation, negotiation, execution, delivery and administration of the Term Loan Documentation and any amendment or waiver with respect thereto and (b) all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) of the Term Loan Administrative Agent and each of the Term Loan Lenders promptly following written demand therefor in connection with the enforcement of the Term Loan Documentation or protection of rights thereunder.

Governing Law; Exclusive Jurisdiction and Forum:	The Term Loan Documentation will provide that each party thereto will submit to the exclusive jurisdiction and venue of the federal and state courts of the State and County of New York (except to the extent the Term Loan Administrative Agent or any Term Loan Lender requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment). New York law will govern the Term Loan Documentation, except with respect to certain security documents where applicable local law is necessary for enforceability or perfection.

Waiver of Jury Trial and Punitive and Consequential Damages:	All parties to the Term Loan Documentation shall waive the right to trial by jury and the right to claim punitive or consequential damages.

Counsel for the Term Loan Lead Arranger and the Term Loan Administrative Agent:	McGuireWoods LLP.

Annex B – Term Loan Term Sheet

CONFIDENTIAL

Schedule I

Interest and Fees

Interest:

At the Borrower’s option, loans will bear interest based on the Base Rate or LIBOR Rate, as described below:

A.     Base Rate Option

Interest will be at the Base Rate plus the applicable Interest Margin (as described below). The “Base Rate” is defined as the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.0%, (b) the “prime rate” of the Term Loan Administrative Agent, as established from time to time at its principal U.S. office (which such rate is an index or base rate and will not necessarily be its lowest or best rate charged to its customers or other banks) and (c) the daily LIBOR Rate (as defined below) for a one month Interest Period (as defined below) plus 1.0%. Interest shall be payable quarterly in arrears on the last day of each calendar quarter and (i) with respect to Base Rate Loans based on the Federal Funds Rate and the LIBOR Rate, shall be calculated on the basis of the actual number of days elapsed in a year of 360 days and (ii) with respect to Base Rate Loans based on the prime commercial lending rate of the Term Loan Administrative Agent, shall be calculated on the basis of the actual number of days elapsed in a year of 365/366 days. Any loan bearing interest at the Base Rate is referred to herein as a “Base Rate Loan”.

Base Rate Loans will be made on same business day notice and will be in minimum amounts to be agreed upon.

B.     LIBOR Option

Interest will be at the LIBOR Rate plus the applicable Interest Margin (as described below). The “LIBOR Rate” means the rate per annum as reported on Reuters Screen LIBOR01 page (or any successor page) 2 business days prior to the commencement of the requested interest period, for a term, and in an amount, comparable to the interest period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Term Loan Documentation, which determination shall be made by the Term Loan Administrative Agent and shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, in no event shall the LIBOR Rate be less than 1.0%. The LIBOR Rate shall be available for interest periods of 1, 2, 3 or 6 months. LIBOR Rate will be determined by the Term Loan Administrative Agent at the start of each interest period and, other than in the case of LIBOR Rate used in determining the Base Rate, will be fixed through such

Schedule I to Annex B

1

CONFIDENTIAL

period. Interest at the LIBOR Rate will be paid on the last day of each interest period or, in the case of interest period longer than three months, paid in 3 month intervals after the commencement of the applicable interest period and on the last day of such interest period, and will be calculated on the basis of the actual number of days elapsed in a year of 360 days. LIBOR Rate will be adjusted for maximum statutory reserve requirements (if any). Any loan bearing interest at LIBOR Rate (other than a Base Rate Loan for which interest is determined by reference to LIBOR Rate) is referred to herein as a “LIBOR Rate Loan”.

LIBOR Rate Loans will be made on three business days’ prior notice and, in each case, will be in minimum amounts to be agreed upon.

Default Interest:	(a) Automatically upon the occurrence and during the continuance of any payment event of default or upon a bankruptcy event of default of the Borrower or any other Credit Party or (b) at the election of the Required Lenders (or the Term Loan Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other event of default, all outstanding principal, fees and other obligations under the Term Loan Facility shall bear interest at a rate per annum of 2% in excess of the rate then applicable to such loan (including the applicable Interest Margin), fee or other obligation and shall be payable on demand of the Term Loan Administrative Agent.

Interest Margins:	The applicable interest margins (the “Interest Margins”) will be 4.25% for LIBOR Rate Loans and 3.25% for Base Rate Loans.

Other Fees:	The Term Loan Lead Arranger and the Term Loan Administrative Agent will receive such other fees as will have been agreed in the fee letters between them and the Borrower.

Schedule I to Annex B

2

CONFIDENTIAL

ANNEX C

PROJECT CUMULUS

$100 Million Senior Secured ABL Facility

$310 Million Senior Secured Term Loan Facility

Conditions Annex

Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Commitment Letter to which this Annex C is attached or in Annex A or Annex B to the Commitment Letter

Closing and the making of the initial extensions of credit under the Senior Credit Facilities will be subject solely to the satisfaction (or waiver by the Lead Arrangers) of the following conditions precedent:

1. Subject to the Limited Conditionality Provision, the ABL Documentation and the Term Loan Documentation (collectively, the “Financing Documentation”), which shall be consistent, in each case, with the Commitment Documents, will have been executed and delivered to the Lead Arrangers and the Administrative Agents and the Lead Arrangers shall have received customary and reasonably satisfactory legal opinions (including, without limitation, opinions of special counsel and local counsel as may be reasonably requested by the Administrative Agents), which shall expressly permit (subject to usual and customary qualifications) reliance by the successors and permitted assigns of each of the Administrative Agents and the Lenders, evidence of authorization, organizational documents, customary insurance certificates, good standing certificates (with respect to the applicable jurisdiction of incorporation or organization of each Credit Party) and customary officer’s certificates.

2. Subject to the Limited Conditionality Provision, all documents and instruments necessary to establish that the Administrative Agents will have a perfected first priority security interest, or second priority security interest, as required pursuant to the Term Sheets (subject to liens permitted in the Financing Documentation), in the Collateral shall have been executed and delivered to the Administrative Agents and, if applicable, be in proper form for filing, and all searches necessary or desirable in connection with the security interests in and liens on the Collateral shall have been obtained (including UCC and other lien searches, intellectual property searches).

3. Since the date of the Acquisition Agreement (as defined below), there shall not have occurred any events that, individually or in the aggregate, have had or would be reasonably likely to have a Material Adverse Effect (as defined in the Acquisition Agreement).

4. The Lead Arrangers will have received a true and correct fully-executed copy of the Agreement and Plan of Merger dated as of August 30, 2015, by and among the Acquired Company, the Borrower, QWMS, Inc. and Olympus Growth Fund IV, L.P. (the “Acquisition Agreement”) and all exhibits and schedules thereto. The Acquisition shall be consummated substantially concurrently with the initial funding of the Term Loan Facility and the initial extension of credit under the ABL Facility, on the terms described in the Term Sheets, in accordance in all material respects with the terms of the Acquisition Agreement without giving effect to any waiver, modification, update or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Lead Arrangers) without the prior written consent of the Lead Arrangers, it being understood that, without limitation, (a) any amendment, waiver or other modification that results in any decrease in the purchase price of 10% or less shall be materially adverse to the interests of the Lenders unless such decrease is applied to reduce the Term Loan Facility on a dollar-for-dollar basis and any decrease in the purchase price by more than 10% shall be materially adverse to the interests of the Lenders regardless of how such decrease is applied,

Annex C – Conditions Annex

1

CONFIDENTIAL

(b) any amendment, waiver or other modification that results in any increase in the purchase price by more than 5% shall be materially adverse to the interest of the Lenders and (c) any amendment, waiver or other modification of (i) the definition of “Material Adverse Effect” as set forth therein, (ii) the third party beneficiary rights applicable to the Lead Arrangers and the Lenders or (iii) the governing law, shall be materially adverse to the interests of the Lenders.

5. The Refinancing shall be consummated prior to or substantially concurrently with the initial funding of the Term Loan Facility and the initial extension of credit under the ABL Facility. On the Closing Date, after giving effect to the Transactions, neither the Company nor any of its subsidiaries (including the Acquired Company and its subsidiaries) shall have any outstanding indebtedness (other than (a) the Senior Credit Facilities and (b) other indebtedness that the Lead Arrangers and the Credit Parties agree may remain outstanding under the Financing Documentation) and the Administrative Agents shall have received customary payoff letters in connection therewith confirming that, upon receipt of a specified dollar amount on the Closing Date, all such other indebtedness will be fully repaid, and all commitments, if any, will be terminated and cancelled and including appropriate provisions for the termination and release of all liens securing such indebtedness.

6. The Lead Arrangers shall have received:

(a) with respect to the Company and its subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 45 days prior to the Closing Date and (iii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal month ended since the last quarterly financial statements and at least 30 days prior to the Closing Date (the Lead Arrangers hereby acknowledging receipt of the following materials: (A) all items under clause (i) above, (B) items under clause (ii) above for the fiscal quarter ended April 30, 2015, and (C) items under clause (iii) above for the fiscal month ended June 30, 2015);

(b) with respect to the Acquired Company and its subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date, (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 45 days prior to the Closing Date, (iii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal month ended since the last quarterly financial statements and at least 30 days prior to the Closing Date and (iv) any other third party financial due diligence reports (subject to executing any reasonable and customary non-reliance letters or confidentiality agreement requested by such third parties) and financial statements received by the Company and its subsidiaries in connection with the Acquisition or required to be delivered pursuant to the Acquisition Agreement (the Lead Arrangers hereby acknowledging receipt of the following materials: (A) all items under clause (i) above, (B) items under clause (ii) above for the fiscal quarter ended June 30, 2015 (excluding the statement of cash flows for such period), (C) items under clause (iii) above for the fiscal month ended June 30, 2015, and (D) all items under clause (iv) above);

(c) a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Company and its subsidiaries for (i) the fiscal year most recently ended for which audited financial statements are provided and (ii) the

Annex C – Conditions Annex

2

CONFIDENTIAL

four-quarter period ending on the last day of the most recent fiscal quarter ending at least 45 days before the Closing Date, in each case prepared after giving pro forma effect to each element of the Transactions (in accordance with Regulation S-X under the Securities Act of 1933, as amended, and including other adjustments reasonably acceptable to the Lead Arrangers) as if the Transactions had occurred on the last day of such four quarter period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements);

(d) projections prepared by management of the Company of balance sheets, income statements and cashflow statements of the Company and its subsidiaries after giving effect to the Transactions, which will be quarterly for the first year after the Closing Date and annually thereafter for the term of the Senior Credit Facilities; and

(e) a certificate from the chief financial officer of the Company in the form of Exhibit A attached to this Annex C for each of the ABL Facility and the Term Loan Facility certifying that after giving pro forma effect to each element of the Transactions the Company and its subsidiaries (on a consolidated basis) are solvent.

7. The Lead Arrangers shall have received, at least 5 business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested at least 10 business days prior to the Closing Date.

8. The Lead Arrangers shall have been afforded a period (the “Marketing Period”) of at least 15 consecutive business days after the receipt of a customary confidential information memoranda (in form and substance reasonably satisfactory to the Lead Arrangers) to be used in connection with the syndication of the Senior Credit Facilities to close and to syndicate the Senior Credit Facilities; provided that (i) the Marketing Period shall commence no earlier than September 8, 2015 and (ii) the Marketing Period shall exclude October 12, 2015 and November 25, 26 and 27, 2015.

9. All fees and expenses due to the Lead Arrangers, the Administrative Agents and the Lenders required to be paid on the Closing Date (including the fees and expenses of counsel for the Lead Arrangers and the Administrative Agents) will have been paid.

10. The Specified Representations and the Specified Acquisition Agreement Representations will be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects).

Annex C – Conditions Annex

3

CONFIDENTIAL

Exhibit A

FORM OF SOLVENCY CERTIFICATE

[●], 2015

This Solvency Certificate is being executed and delivered pursuant to Section [●] of that certain [Credit Agreement] dated as of [●], 2015 by and among, inter alios, Quanex Building Products Corporation, a Delaware corporation (the “Borrower”), the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Credit Agreement”; the terms defined therein being used herein as therein defined).

I, [●], the Chief Financial Officer of the Borrower, hereby certify, solely in my capacity as Chief Financial Officer of the Borrower, and not individually or in my individual capacity, as follows:

1.	I am generally familiar with the businesses, financial position, liabilities and assets of the Borrower and its Subsidiaries, on a consolidated basis, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement; and

2.	As of the date hereof and after giving effect to the consummation of the Transactions, the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions and the application of the proceeds of the indebtedness being incurred in connection with the Credit Agreement and the Transactions, that, (i) the sum of the indebtedness and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis; (ii) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to the conducting of the business of the Borrower and its Subsidiaries, on a consolidated basis, as contemplated as of the date hereof; (iii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured in the ordinary course of business; (iv) the Borrower and its Subsidiaries do not intend to incur, or believe that they will incur, on a consolidated basis debts or liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debts and liabilities on a consolidated basis as they mature in the ordinary course of business; and (v) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their respective debts and liabilities, contingent liabilities and other commitments as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability.

The undersigned acknowledges that (a) in entering into the Credit Agreement, the Administrative Agent and the Lenders are entitled to rely and have, in fact, relied upon the information contained herein and (b) any successor or assign of the Administrative Agent or any Lender under the Credit Agreement is entitled to rely upon the information contained herein.

[Remainder of page intentionally left blank]

Exhibit A to Annex C

1

CONFIDENTIAL

IN WITNESS WHEREOF, I have executed and am delivering this Solvency Certificate solely in my capacity as Chief Financial Officer of the Borrower, and not individually or in my individual capacity, all as of the date first written above.

QUANEX BUILDING PRODUCTS CORPORATION

By:
Name:
Title:	Chief Financial Officer

Exhibit A to Annex C

2